CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.0001 par value per share	$400,000,000	$51,920

(1)	The registration fee is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-218476) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-218476

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 2, 2017)

$400,000,000

Common Stock

We have entered into separate at the market (“ATM”) equity distribution agreements with Raymond James & Associates, Inc. (“Raymond James”), Robert W. Baird & Co. Incorporated (“Baird”), Citigroup Global Markets Inc. (“Citigroup”), Jefferies LLC (“Jefferies”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), SunTrust Robinson Humphrey, Inc. (“SunTrust”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and Capital One Securities, Inc. (“Capital One”), relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $400,000,000 from time to time. We refer to these entities, when acting in their capacity as sales agents, individually as a “sales agent” and collectively as “sales agents.” The ATM equity distribution agreements with Citigroup, Jefferies, Raymond James and Wells Fargo Securities provide that, in addition to the issuance and sale of common stock by us through a sales agent acting as a sales agent or directly to the sales agent acting as principal for its own account at a price agreed upon at the time of sale, we also may enter into forward sale agreements, between us and Citigroup, Jefferies, Raymond James and Wells Fargo Securities, or their respective affiliates. We refer to Citigroup, Jefferies, Raymond James and Wells Fargo Securities, when acting as agents for forward purchasers (as defined below), individually as a “forward seller” and collectively as “forward sellers.” Upon entering into the ATM equity distribution agreements, we simultaneously terminated the equity distribution agreements we entered into with the same parties in connection with a prior at the market offering program established in July 2019.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ADC.” On March 27, 2020, the last reported sales price of our common stock on the NYSE was $63.07 per share.

To preserve our status as a real estate investment trust (“REIT”) for federal income tax purposes, we impose certain restrictions on the ownership of our stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange. The sales agents are not required, individually or collectively, to sell any specific number of shares or dollar amount of our common stock, but each sales agent will use commercially reasonable efforts consistent with its normal trading and sales practices to sell shares of our common stock in its capacity as sales agent on terms mutually agreeable to the sales agent and us.

The ATM equity distribution agreements with Citigroup, Jefferies, Raymond James and Wells Fargo Securities provide that, in addition to the issuance and sale of shares of our common stock by us through the sales agents, we also may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward seller or its affiliate. We refer to these entities, when acting in this capacity, individually as a “forward purchaser” and collectively as “forward purchasers.” In connection with each particular forward sale agreement, the applicable forward purchaser will borrow from third parties and, through the applicable forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by a forward seller. We expect to fully physically settle each particular forward sale agreement with the applicable forward purchaser on one or more dates specified by us on or prior to the maturity date of that particular forward sale agreement, in which case we will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the applicable forward sale price. However, we may also elect to cash settle or net share settle a particular forward sale agreement, in which case we may not receive any proceeds from the issuance of shares, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).

Each sales agent will receive from us a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares sold through it as sales agent under the applicable ATM equity distribution agreement. In connection with each forward sale, we will pay the applicable forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that shall not be more than 2.0% of the gross sales price of all borrowed shares of common stock sold by it as a forward seller. Each of the sales agents, the forward sellers and/or the forward purchasers may be deemed an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward sellers in the form of a reduced initial forward sale price under the related forward sale agreements with the related forward purchaser may be deemed to be underwriting discounts or commissions.

Investment in our common stock involves risks. You should consider the risks that we have described in “Risk Factors” beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, as well as the risks described in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and the other reports we file with the Securities and Exchange Commission (the “SEC”), before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete and any representation to the contrary is a criminal offense.

Raymond James	Baird	Citigroup	Jefferies
Stifel	SunTrust Robinson Humphrey	Wells Fargo Securities	Capital One Securities

The date of this prospectus supplement is March 30, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. You must not rely upon any information or representation not contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, and any applicable free writing prospectus is accurate as of any date other than the date on the front of the document, or that any information we have incorporated by reference herein or therein is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus supplement and the accompanying prospectus or make a sale pursuant to this prospectus supplement and the accompanying prospectus, we are not implying that the information is current as of the date of the delivery or sale.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus, is part of an automatic shelf registration statement that we have filed with the SEC as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the automatic shelf registration process, we may, over time, sell any combination of the securities described in the accompanying prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in the accompanying prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section titled “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement adds to, updates or changes information contained in the accompanying prospectus and the information incorporated by reference herein and therein. Accordingly, to the extent there is an inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, any statement we make in a filing with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that adds to, updates or changes information contained in an earlier filing we made with the SEC shall be deemed to modify and supersede such information in the earlier filing. You should carefully read both this prospectus supplement and the accompanying prospectus together with the additional information described below under the section titled “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus supplement and the accompanying prospectus references to “the Company,” “we,” “us,” and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its direct and indirect subsidiaries on a consolidated basis.

Our Company

We are a fully integrated REIT primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. We were founded in 1971 by our current Executive Chairman, Richard Agree, and our common stock was listed on the NYSE in 1994.

Our assets are held by, and all of our operations are conducted through, directly or indirectly, the Operating Partnership, of which we are the sole general partner and in which we held a 99.2% interest as of March 20, 2020. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

As of March 20, 2020, our portfolio consisted of 864 properties located in 46 states totaling approximately 15.9 million square feet of gross leasable area.

As of March 20, 2020, our portfolio was approximately 99.2% leased and had a weighted average remaining lease term of approximately 9.8 years. A significant majority of our properties is leased to national tenants, and as of March 20, 2020, approximately 59.4% of our annualized base rent was derived from tenants, or parent entities thereof, with an investment grade credit rating from S&P Global Ratings (acting through Standard & Poor’s Financial Services LLC), Moody’s Investors Service, Inc., Fitch Ratings, Inc. or the National Association of Insurance Commissioners. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.

We were incorporated in December 1993 under the laws of the State of Maryland. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain our qualification as a REIT, we must, among other things, distribute at least 90% of our REIT taxable income each year and meet asset and income tests. Additionally, our charter limits ownership of our Company, directly or constructively, by any single person to 9.8% of the value or number of shares, whichever is more restrictive, of our outstanding common stock and 9.8% of the value of the aggregate of all of our outstanding stock, subject to certain exceptions. As a REIT, we are not subject to federal income tax with respect to that portion of our income that is distributed currently to our stockholders. The requirements to maintain our qualification as a REIT are discussed in greater detail in the accompanying prospectus. See “Description of Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus, and “Material Federal Income Tax Considerations” in this prospectus supplement.

Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

The Offering

The offering terms are summarized below solely for convenience. For a more complete description of the terms of our common stock, see the section entitled “Description of Common Stock” in the accompanying prospectus.

Issuer	Agree Realty Corporation

Common Stock Offered by us or the Forward Purchasers or Affiliates Thereof	Shares having an aggregate offering price of up to $400,000,000.

Accounting Treatment of Forward Sales

In the event that we enter into any forward sale agreements, before any issuance of shares of our common stock upon physical settlement of that particular forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical settlement or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the applicable adjusted forward sale price under that particular forward sale agreement, and subject to adjustment based on a floating interest rate factor equal to a specified daily rate less a spread, and subject to decrease by an amount per share specified in that particular forward sale agreement on each of certain dates specified in that particular forward sale agreement. However, if we decide to physically settle or net share settle a particular forward sale agreement, delivery of our shares on any physical settlement or net share settlement of such forward sale agreement will result in dilution to our earnings per share and return on equity.

Restrictions on Ownership and Transfer

We are organized and conduct our operations in a manner that will allow us to maintain our qualification as a REIT. To assist us in qualifying as a REIT, among other reasons, stockholders are generally restricted from owning more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock or of the aggregate of our outstanding shares of capital stock. Our charter contains additional restrictions on the ownership and transfer of shares of our common stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer of Stock” in the accompanying prospectus.

Conflicts of Interest

The forward purchasers (or their respective affiliates) will receive the net proceeds from any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale agreement, and certain sales agents or their affiliates are expected to receive part of the net proceeds from the sale of shares of our common stock in connection with any forward sale agreement. In addition, affiliates of each of Raymond James, Citigroup, SunTrust, Wells Fargo Securities and Capital One are lenders under our revolving credit facility (as defined below) and will receive a pro rata portion of the net proceeds from this offering, whether from sales to the sales agents or upon settlement of forward sale agreements, to the extent that we use any such net proceeds to reduce the outstanding balance thereunder. As a result, Raymond James, Citigroup, SunTrust, Wells Fargo Securities and Capital One or their affiliates may receive more than 5% of the net proceeds from the sale of shares of our common stock.

Use of Proceeds

We intend to use the net proceeds from the issuance and sale of our common stock through the sales agents and the net proceeds received upon the settlement of the forward sale agreements, if any, to fund acquisition and development activity, with any remaining proceeds being held for general working capital and other corporate purposes, including the reduction of the outstanding balance on our revolving credit facility, if any. See “Use of Proceeds.”

Risk Factors

Investing in our common stock involves risks. Before purchasing shares of common stock offered by this prospectus supplement, you should read carefully the matters discussed under the caption entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 3 of the accompanying prospectus and the documents we incorporate by reference, including our Annual Report on Form 10-K for the year ended December 31, 2019 for certain considerations relevant to an investment in our common stock.

New York Stock Exchange Symbol	ADC

RISK FACTORS

Investing in our common stock involves risks. Before purchasing the common stock offered by this prospectus supplement, you should carefully consider the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. For a description of these reports and documents, and for information about where you can find them, see “Incorporation of Certain Documents by Reference” in this prospectus supplement. The risks and uncertainties we discuss in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect the Company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, liquidity, results of operations, business and prospects.

Risks Related to Our Business and Operations

The current pandemic of the novel coronavirus, or COVID-19, and the future outbreak of other highly infectious or contagious diseases, could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.

Since being reported in December 2019, COVID-19 has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

The COVID-19 pandemic has had, and another pandemic in the future could have, repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries has significantly adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel.

Certain states and cities, including where we own properties and/or have development sites, have also reacted by instituting quarantines, restrictions on travel, “shelter in place” rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. The Company expects that additional states and cities will implement similar restrictions. As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly. A number of our tenants have announced temporary closures of their stores and requested rent deferral or rent abatement during this pandemic. Many experts predict that the outbreak will trigger, or even has already triggered, a period of global economic slowdown or a global recession. The COVID-19 pandemic, or a future pandemic, could have material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors:

•	a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action;

•	the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations;

•	the reduced economic activity could result in a recession, which could negatively impact consumer discretionary spending;

•	difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us;

•	the financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our credit facility and other debt agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under our revolving credit facility and pay dividends;

•	a general decline in business activity and demand for real estate transactions could adversely affect our ability or desire to grow our portfolio of properties;

•	a deterioration in our or our tenants’ ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations could adversely affect our operations and those of our tenants; and

•	the potential negative impact on the health of our personnel, particularly if a significant number of them are impacted, could result in a deterioration in our ability to ensure business continuity during a disruption.

The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their stores and early terminations by our tenants of their leases could reduce our cash flows, which could impact our ability to continue paying dividends to our stockholders at expected levels or at all. The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. Nevertheless, the COVID-19 pandemic presents material uncertainty and risk with respect to our performance, financial condition, results of operations, cash flows and performance. Moreover, many risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 should be interpreted as heightened risks as a result of the impact of the COVID-19 pandemic.

Risks Relating to this Offering

The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering.

The market price of shares of our common stock may fluctuate or decline significantly, and the volatility of the market price may increase, following this offering in response to many factors, including those described under “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019 and in the documents that we file with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as:

•	the impact of the COVID-19 pandemic and the potential future outbreak of other highly infectious or contagious diseases on our business, whether directly or indirectly as a result of its impact on the business of our tenants;

•	actual or anticipated changes in operating results or business prospects;

•	changes in earnings estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	decreasing (or uncertainty in) real estate valuations;

•	publication of research reports about us or the real estate industry;

•	changes in analyst ratings;

•	conditions or trends in our industry or sector;

•	the performance of our competitors and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives; and

•	future sales of our shares of common stock or securities convertible into, or exchangeable or exercisable for, shares of our common stock.

These broad market and industry fluctuations may adversely affect, or increase the volatility of, the market price of our common stock, regardless of our actual operating performance.

Provisions contained in a forward sale agreement could result in substantial dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale agreements, the applicable forward purchaser will have the right to accelerate such forward sale agreement and require us to settle on a date specified by such forward purchaser if:

•	such forward purchaser or its affiliate (x) is unable after using commercially reasonable efforts, to borrow sufficient shares of our common stock to hedge its position under such forward sale agreement at a stock borrow cost equal to or less than a specified amount or (y) would incur a stock borrow cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•	we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement;

•	certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded;

•	an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or a delisting of our common stock) or the occurrence of a change in law or disruption in such forward purchaser’s ability to hedge, or materially increased cost to such forward purchaser in hedging its exposure under such forward sale agreement; or

•	certain other events of default; termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement, certain bankruptcy events (excluding certain insolvency filings) or a market disruption event during a specified period and continuing for a specified time period (each as more fully described in such forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of such forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share; return on equity and dividends per share.

We expect that each forward sale agreement will settle no later than the date specified in the particular forward sale agreement, which would be no sooner than three months and no later than two years following the trade date of that forward sale agreement. However, any forward sale agreement may be settled earlier in whole or in part at our option. Subject to certain conditions, we have the right to elect physical, cash or net share settlement under each forward sale agreement. We expect that each forward sale agreement will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale agreement. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale agreement, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•	return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale agreement.

In addition, the purchase of shares of our common stock in connection with the applicable forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of shares of our common stock to increase over such time (or prevent or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of any forward sale agreement or increasing the number of shares of our common stock we would deliver to the applicable forward purchaser (or decreasing the number of shares of our common stock that the applicable forward purchaser would deliver to us) upon a net share settlement of the applicable forward sale agreement.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased on certain dates, by amounts related to expected dividends on shares of our common stock during the term of a particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day. If the weighted average price for shares of our common stock specified in a particular forward sale agreement during any applicable unwind period under such forward sale agreement is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If such weighted average price during any applicable unwind period under such forward sale agreement is below the applicable forward sale price, in the case of cash settlement, we would be paid the difference in cash by the forward purchaser under the forward sale agreement or, in the case of net share settlement, we would receive from the forward purchaser a number of shares of our common stock having a value equal to the difference. See “Plan of Distribution — Forward Sale Agreement” for information on the forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements would automatically terminate, and we would not receive the expected proceeds from the sale of shares of our common stock.

If we or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, or any other bankruptcy proceeding commences with respect to us, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the applicable forward sale price per share in respect of any shares of our common stock not previously settled. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of or consent to any such bankruptcy or insolvency proceedings or the presentation of any such petition, we would not receive the applicable forward sale price per share in respect of those shares of our common stock.

The federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.

In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable forward purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of  (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% test, as discussed in the section titled “Material Federal Income Tax Considerations” in this prospectus supplement, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference each contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect our results of operations, financial condition, cash flows, performance or future achievements or events. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The extent to which COVID-19 impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in this prospectus supplement and incorporated by reference into this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks set forth below, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors included in our Annual Report on Form 10-K for the year ended December 31, 2019, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	global and national economic conditions and changes in general economic, financial and real estate market conditions;

•	the financial failure of, or other default in payment by, tenants under their leases and the potential resulting vacancies;

•	our concentration with certain tenants and in certain markets, which may make us more susceptible to adverse events;

•	changes in our business strategy;

•	risks that our acquisition and development projects will fail to perform as expected;

•	adverse changes and disruption in the retail sector and the financing stability of our tenants, which could impact our tenants’ ability to pay rent and expense reimbursement;

•	our ability to pay dividends;

•	risks relating to information technology and cybersecurity attacks, loss of confidential information and other related business disruptions;

•	loss of key management personnel;

•	the potential need to fund improvements or other capital expenditures out of operating cash flow;

•	financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

•	the level and volatility of interest rates;

•	our ability to renew or re-lease space as leases expire;

•	limitations in our tenants’ leases on real estate tax, insurance and operating cost reimbursement obligations;

•	loss or bankruptcy of one or more of our major tenants, and bankruptcy laws that may limit our remedies if a tenant becomes bankrupt and rejects its leases;

•	potential liability for environmental contamination, which could result in substantial costs;

•	our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility;

•	covenants in our credit agreements, which could limit our flexibility and adversely affect our financial condition;

•	credit market developments that may reduce availability under our revolving credit facility;

•	an increase in market interest rates which could raise our interest costs on existing and future debt;

•	a decrease in interest rates, which may lead to additional competition for the acquisition of real estate or adversely affect our results of operations;

•	our hedging strategies, which may not be successful in mitigating our risks associated with interest rates;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and

•	our failure to qualify as a REIT for federal income tax purposes, which could adversely affect our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above titled “Risk Factors” and the risk factors incorporated therein from our most recent Annual Report on Form 10-K for the year ended December 31, 2019.

USE OF PROCEEDS

We intend to use the proceeds we receive from the sale of shares of our common stock through the sales agents pursuant to the ATM equity distribution agreements, after deducting commissions and offering expenses, as well as any proceeds we receive upon the settlement of any forward sale agreement, to fund property acquisitions and development activity, for working capital and for general corporate purposes, including to reduce amounts outstanding under our existing $500 million unsecured revolving credit facility (our “revolving credit facility”) with PNC Bank, National Association and certain other lenders.

We will not initially receive any proceeds from the sale of shares of our common stock by the forward purchasers or their affiliates. We expect to fully physically settle each particular forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares of common stock underlying the particular forward sale agreement multiplied by the applicable forward sale price. The forward sale price that we expect to receive upon physical settlement of the particular forward sale agreement will be equal to the sales price of all borrowed shares of common stock sold by the applicable forward seller during the applicable forward hedge selling period less a forward hedge selling commission of up to 2.0%, subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread, and will be decreased based on amounts related to expected dividends on shares of our common stock during the term of the particular forward sale agreement. If the specified daily rate is less than the spread on any day, the interest factor will result in a reduction of the applicable forward sale price for such day.

As of December 31, 2019, the principal amount outstanding under our revolving credit facility was $89 million with a weighted-average interest rate of approximately 2.69%. Our revolving credit facility matures on January 15, 2024, subject to two six-month extension options that we may exercise at our option, subject to certain customary conditions. We may use proceeds from borrowings under our revolving credit facility to repay other outstanding debt, to fund our property acquisitions and development activity, and for working capital and other general corporate purposes. Pending application of the net proceeds as described above, we may invest such proceeds in short-term, interest bearing investments that are consistent with our intention to continue to qualify as a REIT.

Affiliates of each of Raymond James, Citigroup, Stifel, SunTrust, Wells Fargo Securities and Capital One are lenders under our revolving credit facility and will receive a pro rata portion of the net proceeds from this offering, whether from sales to the sales agents or upon settlement of forward sale agreements, to the extent that we use any such proceeds to reduce the outstanding balance thereunder. In addition, Stifel may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering. See “Plan of Distribution.”

If we elect to cash settle all or a portion of any particular forward sale agreement, we will not receive any proceeds from the sale of shares of our common stock related to such election, and we may not receive any net proceeds (or may owe cash to the applicable forward purchaser). If we elect to net share settle all or a portion of any particular forward sale agreement in full, we will not receive any proceeds from the applicable forward purchaser (and may owe shares of our common stock to the applicable forward purchaser).

Before any issuance of shares of our common stock upon physical settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

 The following discussion amends, re-states and supersedes in its entirety the discussion of material U.S. federal income tax considerations included under the heading “Material Federal Income Tax Considerations” in Agree Realty Corporation’s base prospectus (the “Prospectus”) included in the Company’s Registration Statement on Form S-3ASR filed on June 2, 2017, as amended and supplemented, in light of the signing into law of H.R. 1, commonly referred to as the Tax Cuts and Jobs Act, on December 22, 2017. The Tax Cuts and Jobs Act is a far-reaching and complex revision to the federal income tax laws with disparate and, in some cases, countervailing impacts on different categories of taxpayers and industries, and will require subsequent rulemaking in a number of areas. The long-term impact of the Tax Cuts and Jobs Act on us, our stockholders, our tenants and the real estate industry cannot be reliably predicted at this stage of the new law’s implementation.

We urge you to consult your tax advisor regarding the specific tax consequences to you of ownership of our common stock and of our election to be taxed as a REIT. Specifically, you are urged to consult your tax advisor regarding the federal, state, local, foreign, and other tax consequences to you regarding the purchase, ownership and sale of our securities. You are also urged to consult with your tax advisor regarding the impact of potential changes in the applicable tax laws.

The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of our common stock. For purposes of this discussion under the heading “Material Federal Income Tax Considerations,” “we,” “our,” “us,” and the “Company” refer to Agree Realty Corporation, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Agree Limited Partnership. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect.

No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus supplement. This summary is also based upon the assumption that we, and each of our subsidiaries and affiliated entities, will act in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	taxable domestic shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding our common stock through a partnership or similar pass-through entity;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock;

•	except to the extent discussed below, tax-exempt organizations; and

•	except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules.

This summary assumes that investors will hold their shares of common stock as capital assets within the meaning of Section 1221 of the Code, which generally means assets held for investment.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our common stock to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of the Company

We have elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. Our policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If we so qualify, then we will generally not be subject to federal income tax on income we currently distribute to our shareholders. For any year in which we do not meet the requirements for qualification as a REIT, we will be taxed as a corporation. See “— Failure to Qualify” below.

We have received an opinion from Honigman LLP, our tax counsel, to the effect that since the commencement of our taxable year that began January 1, 2016 through December 31, 2019, we have qualified to be taxed as a REIT under the Code, and our current and proposed method of operation will enable us to continue to qualify as a REIT under the Code. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus supplement is a part. It must be emphasized that the opinion of Honigman LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, our compliance with which has not been, and will not be, reviewed by Honigman LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of our affiliated entities, which may not have been reviewed by Honigman LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.”

While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our REIT status, or that we will be able to operate in accordance with the REIT requirements in the future.

As a REIT, we will generally be entitled to a deduction for dividends that we pay, and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of Shareholders” below.

As a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax (currently at a 21% rate).

•	We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, excess interest, and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (“TRS”) of ours to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income” below.

•	If we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and we maintain our qualification as a REIT as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and we maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest federal tax rate then applicable to U.S. corporations multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	If we should fail to distribute during each calendar year at least the sum of (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General.”

•	If we acquire any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and we subsequently recognize gain on the disposition of any such asset during the five-year period (to which we refer in this section as the “Recognition Period”) beginning on the date on which we acquire the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period (to which we refer in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the five-year period beginning on the first day of a taxable year for which we re-qualify as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years we were to dispose of any assets that we held on such first day.

•	Certain of our subsidiaries, including our TRSs, are taxable as corporations and their earnings are subject to corporate income tax.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3) that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5) the beneficial ownership of which is held by 100 or more persons;

(6) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and

(7) that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have been organized and operated in a manner that has allowed us to satisfy the requirements set forth in (1) through (7) above. In addition, our charter currently includes certain restrictions regarding transfer of our shares of capital stock that are intended (among other things) to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends we paid). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, we may not elect to become a REIT unless our taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests.  In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Operating Partnership and any of our other subsidiaries that are partnerships (provided that the subsidiary partnerships are not taxable as corporations for federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities we wholly own, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with our subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of our disregarded subsidiaries ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or one of our other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.

Taxable Subsidiaries.  A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS of the REIT. In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. We have interests in several corporations treated as TRSs. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, our TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that we and our subsidiaries generate and thus our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).

In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied. Overall limitations on the deductibility of net interest expense by businesses could also apply to any TRS.

Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), interest income derived from mortgage loans secured by both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loans, and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Although a debt instrument issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act) is treated as a “real estate asset” for purposes of the asset tests described below, neither interest on, nor gain from the sale of, such debt instruments is treated as qualifying income for purposes of the 75% gross income test unless the debt instrument is secured by real property or an interest in real property.

Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% gross income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income from debt instruments issued by publicly offered REITs is qualifying income for purposes of the 95% gross income test.

From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008 will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into by us on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into by us on or after January 1, 2005. The term “hedging transaction,” as used above, generally means (i) any transaction entered into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, (ii) any transactions entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain (or property which generates income or gain) that would be qualifying income under the 75% or 95% gross income test, or (iii) any transaction entered into after December 31, 2015 to “offset” transactions described in (i) or (ii) if a portion of the hedged indebtedness or property is extinguished or the related property is disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure our hedging activities in a manner that does not jeopardize our status as a REIT.

For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property that is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.

•	Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

•	Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns, (1) in the case of a tenant that is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant that is not a corporation, an interest of 10% or more in the assets or net profits of such tenant (such a tenant is referred to in this section as a “Related Party Tenant”). Rents that we receive from a Related Party Tenant that is also a TRS of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

•	If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

•	Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of our income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to our properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from its TRSs insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent for such property.

In addition, we do not believe that we derive (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether we own 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by our “Ten Percent Shareholders.” In identifying our Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, we cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, we believe that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause us to exceed the limits on nonqualifying income under such gross income tests.

The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through certain TRSs. Because the services are provided through our TRSs, the provision of such services will not cause the amounts received by us (through our ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

We may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

In sum, our investment in real properties through the Operating Partnership and the provision of services with respect to those properties through TRSs, gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of our interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. We may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations prescribed by the Secretary of the U.S. Treasury; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.

Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy the following five tests relating to the nature of our assets. For purposes of each of these tests, our assets are deemed to include the assets of any disregarded subsidiary and our share of the assets of any subsidiary partnership, such as the Operating Partnership.

•	At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash or cash items, including certain receivables and, in certain circumstances, foreign currencies, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and debt instruments issued by publicly offered REITs, personal property leased in connection with a lease of real property to the extent that rent attributable to such personal property meets the 15% test described above to qualify as “rents from real property” for purposes of the 75% gross income test, and debt secured by a mortgage on both real and personal property if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt.

•	The aggregate value of all securities of TRSs we hold may not exceed 20% of the value of our total assets.

•	The aggregate value of all debt instruments we hold of publicly offered REITs, to the extent such debt instruments are not secured by real property or interests in real property (and, therefore, would not qualify as “real estate assets” but for having been issued by publicly offered REITs), may not exceed more than 25% of the value of our total assets.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No securities issued by a corporation or partnership will qualify as “straight debt” if we own (or a TRS in which we own a greater than 50% interest, as measured by vote or value, owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.

We are deemed to own, for purposes of the 10% value test, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but also includes our interest in certain debt securities issued by the partnership.

After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we maintain adequate records with respect to the nature and value of our assets to enable us to comply with the asset tests and to enable us to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that we will always successfully take such action.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that we will always be successful or that a reduction in our overall interest in an issuer (including a TRS) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.

Annual Distribution Requirement

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to: (1) the sum of  (a) 90% of our “REIT taxable income” (which is our taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the excess of our net income, if any, from “foreclosure property” (described below) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and we make an election to treat the distributions as relating to the prior taxable year. In addition, any dividend we declare in October, November, or December of any year that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

We are a “publicly offered REIT.” If we cease to be a publicly offered REIT, then in order for our distributions to be counted as satisfying the annual distribution requirement for REITs and to provide us with the REIT-level tax deduction, such distributions must not be “preferential dividends.” A distribution is not a preferential dividend if that distribution is (i) pro rata among all outstanding shares within a particular class of stock and (ii) in accordance with the preferences among different classes of stock as set forth in our charter.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

Net operating losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by us, which are generally taxable to the shareholders as dividends to the extent that we have current or accumulated earnings and profits. See “Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Distributions” below.

If we fail to distribute during each calendar year at least the sum of: (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. We believe that we have made, and intend to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that we, as general partner, must use our best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit us to meet this distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, we will closely monitor the relationship between our “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

We may satisfy the 90% distribution requirement with taxable distributions of our stock or debt securities. The IRS has issued a revenue procedure authorizing publicly offered REITs to treat certain distributions that are paid partly in cash and partly in stock as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. We currently do not intend to pay taxable dividends payable in cash and stock.

Under certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid both losing our REIT status and being taxed on amounts distributed as deficiency dividends. We will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax on our taxable income at the applicable corporate tax rate (currently 21%). Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. We and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of our business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property we own as property held primarily for sale to customers in the ordinary course of our business, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT. A TRS may operate property on which a REIT has made a foreclosure property election without loss of foreclosure property status.

Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income

Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:

•	So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

•	The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

•	The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Any redetermined TRS service income will also be subject to a 100% penalty tax. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations.

Tax Aspects of Investment in the Operating Partnership

General

We hold a direct interest in the Operating Partnership, which is classified as a partnership for federal income tax purposes. The Operating Partnership, together with any entities treated as partnerships for federal income tax purposes that we hold an interest in, are referred to as the “Partnerships.” In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items in computing our “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in our “REIT taxable income” will increase the amount we must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual Distribution Requirement” above) but will generally not be subject to federal income tax in our hands provided that we distribute such income to our shareholders.

Entity Classification

Our interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations that became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if  (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. We believe that the Operating Partnership and any other partnerships in which we previously directly or indirectly held an interest that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

If the Operating Partnership or any of the other partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which would likely preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent us from qualifying as a REIT, unless we were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of our failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirement without receiving any cash.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by us to the Partnerships of cash proceeds received from offerings of our securities, including any offering of common stock contemplated by this prospectus supplement.

In general, the partners that contributed appreciated Properties to the Operating Partnership will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to us) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Operating Partnership has generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause us to be allocated less depreciation and other deductions than would otherwise be allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.

With respect to property purchased by (and not contributed to) a Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.

Sale of the Properties

The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and to make such occasional sales of the Properties as are consistent with our investment objectives. We do not currently hold any Properties through any partnerships other than the Operating Partnership. Based primarily on such investment objectives, we believe that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by us or any of our Partnerships will not be dealer property, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. Our share of any gain realized by the Operating Partnership or any other partnerships on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Prohibited Transactions” above. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Partnership Audit Rules

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership or any other partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership or such other partnership. The Operating Partnership or any other partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership or such other partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership or any other partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. Prospective investors should consult with their own tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Federal Income Taxation of Shareholders

As used herein, a “taxable domestic shareholder” means a beneficial owner of our common stock who is, for federal income tax purposes:

•	a citizen or individual resident of the United States as defined in Section 7701(b) of the Code;

•	a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for federal income tax purposes, holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

This summary assumes that investors will hold shares of our common stock as capital assets, which generally means assets held for investment.

Federal Income Taxation of Taxable Domestic Shareholders

Distributions.  As a result of our status as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. However, for taxable years prior to 2026, generally individual stockholders are allowed to deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations, which would reduce the maximum marginal effective tax rate for individuals on the receipt of such ordinary dividends to 29.6%. The federal income tax rate applicable to corporations is 21% and the maximum federal income tax rate applicable to ordinary income of individuals for taxable years prior to 2026 is 37%.

The maximum individual rate of tax on qualified dividends and long-term capital gains is generally 20%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not qualified dividends eligible for this 20% tax rate. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:

•	our dividends attributable to dividends received by us from non-REIT corporations, such as TRSs;

•	our dividends attributable to our REIT taxable income in the prior taxable year on which we were subject to corporate level income tax (net of the amount of such tax); and

•	our dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by us from “C” corporations in carryover basis transactions or held by us on the first day of a taxable year for which we first re-qualify as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains we retain, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains. The aggregate amount of dividends that we may designate as qualified dividend income or as capital gain dividends cannot exceed the dividends actually paid by us during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rate of 20% in the case of shareholders who are individuals, and a federal rate of 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those common shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

We may make distributions to shareholders paid in common shares that are intended to be treated as dividends for federal income tax purposes. In that event, our shareholders would generally have taxable income with respect to such distributions of our common shares and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.

In determining the extent to which a distribution with respect to our shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to our common shares. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.

Net operating losses and capital losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to our shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that we actually make, which are generally taxable to our shareholders as dividends to the extent that we have current or accumulated earnings and profits.

We will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution we make for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, taxable domestic shareholders may be required to treat certain distributions as taxable dividends even though we may have no overall, accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to our current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of our earnings and profits for the year in which we pay the deficiency dividend.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to dividends on our shares of common stock. See “Material Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Disposition of Common Shares — Medicare Tax.”

Disposition of Common Shares

In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of common shares will be subject to a maximum federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 37% (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a rate of 21%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a shareholder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a shareholder that has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to capital gains from the disposition of our shares of common stock. See “Material Federal Income Tax Considerations — Federal Income Taxation of Shareholders — Disposition of Common Shares — Medicare Tax.”

If a holder of common shares recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, prospective shareholders should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Loss and Investment Interest Limitations.  Taxable dividends that we distribute and gain from the disposition of common shares will not be treated as passive activity income and, therefore, shareholders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. Shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax.  Certain domestic shareholders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia, dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Prospective shareholders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in our common shares.

Federal Income Taxation of Non-U.S. Shareholders

The following is a summary of certain federal income tax consequences of the ownership and disposition of common shares applicable to “non-U.S. shareholders.” A non-U.S. shareholder is any beneficial owner of our common shares who is a “foreign person.” For the purposes of this summary, a foreign person is any person that is not a taxable domestic shareholder, tax-exempt entity (which are addressed below), or an entity treated as a partnership for federal income tax purposes.

The following summary is based on current law and is for general information only. The rules governing the federal income taxation of non-U.S. shareholders are complex. The summary addresses only selected and not all aspects of federal income taxation. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in our common shares, including any reporting requirements.

Ordinary Dividends.  The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of common shares. In cases where the dividend income from a non-U.S. shareholder’s investment in common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. income tax at graduated rates, in the same manner as taxable domestic shareholders are taxed with respect to such dividends, and such income generally must be reported on a federal income tax return filed by or on behalf of the non-U.S. shareholder. Such income may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) in the case of a non-U.S. shareholder that is a corporation.

As described above, we may make distributions paid in common shares that are intended to be treated as dividends for federal income tax purposes. If we are required to withhold an amount in excess of any cash that is distributed to non-U.S. shareholders along with the common shares, we may retain and sell some of the common shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.

Non-Dividend Distributions.  Unless our common shares constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by us that are not dividends out of our earnings and profits will generally not be subject to federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute a USRPI, as discussed below under “— Dispositions of Common Shares,” then distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a taxable domestic shareholder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits. As discussed below under “— FIRPTA Exception for Qualified Shareholders of REITs” our shares will not be treated as USRPIs when held directly or indirectly by a “qualified shareholder.” Additionally, as discussed below under “— FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds,” “qualified foreign pension funds” will not be subject to FIRPTA withholding.

Capital Gain Dividends.  Distributions that are attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares that is regularly traded on an established securities market located in the United States and that are made to a non-U.S. shareholder that does not own more than 10% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by us, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by us to non-U.S. shareholders owning more than 10% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In the case of such a greater than 10% non-U.S. shareholder, we will be required to withhold tax equal to 21% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. shareholder that is a corporation.

Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to federal income taxation unless: (1) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).

Retained Net Capital Gains.  Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual federal income tax liability.

Dispositions of Common Shares.  Unless our common shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.”

A REIT is a “domestically-controlled REIT” if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-U.S. persons. In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We are a publicly traded REIT. In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended registered investment companies, the REIT or registered investment company will be treated as a U.S. person if the REIT or registered investment company is domestically controlled and will be treated as a non-U.S. person otherwise. In the case of REIT stock held by a REIT or registered investment company not described in the previous rule, the REIT or registered investment company is treated as a U.S. person or a non-U.S. person on a look-through basis. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common shares by non-U.S. shareholders is not expected to be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.

In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of common shares nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. shareholder held 10% or less of such class of shares at all times during a prescribed testing period. We believe that our common shares are, and expect them to continue to be, “regularly traded” on an established securities market.

If gain on the sale of common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of common shares that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

FIRPTA Exception for Qualified Shareholders of REITs.  Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a USRPI, and neither gain on the sale of such stock nor capital gain dividends from such a REIT will be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPIs. For these purposes, a “qualified shareholder” is a foreign person that is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. The rules applicable to qualified shareholders are complex and investors who believe that they may be qualified shareholders should consult with their own tax advisor to find out if these rules are applicable to them.

FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds.  “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the applicable tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. The rules applicable to qualified foreign pension funds are complex and investors who believe that they may be qualified foreign pension funds should consult with their own tax advisor to find out if these rules are applicable to them.

No “Cleansed” REITs.  The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs) will not apply to a REIT or a registered investment company or a corporation if the corporation or any predecessor was a REIT or a registered investment company during the applicable testing period.

Federal Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its common shares as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. We believe that we currently are not a pension-held REIT. Because our shares are publicly traded, however, no assurance can be given that we are not (or will not be) a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in our common shares.

Other Tax Considerations

Information Reporting Requirements and Backup Withholding Tax

Under certain circumstances, U.S. holders of our common shares may be subject to backup withholding at a rate of 24% (through 2025 and then at 28% thereafter) on payments made with respect to, or cash proceeds of a sale or exchange of, our common shares. Backup withholding will apply only if the holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a holder of our common shares will be allowed as a credit against such holder’s federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to, or gross proceeds from our redemption of shares from, any holders who fail to certify their non-foreign status, if applicable.

Additional issues may arise pertaining to information reporting and backup withholding with respect to foreign investors, and foreign investors should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to foreign investors is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a foreign investor will be allowed as a credit against any federal income tax liability of such foreign investor. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Additional Federal Income Tax Withholding Rules — Reporting and Withholding on Foreign Financial Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our shares of common stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or complies with applicable alternative procedures pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity and complies with certain other applicable reporting obligations. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions in light of their individual circumstances. We will not pay any additional amounts in respect of any amounts withheld.

Legislative or Other Actions Affecting REITs

The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to Treasury Regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common shares. The Tax Cuts and Jobs Act significantly changed the U.S. federal income tax laws. Additional technical corrections or other administrative guidance interpreting the Tax Cuts and Jobs Act may be forthcoming at any time.

Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our shareholders or us. We cannot predict how changes in the tax laws might affect our shareholders or us. New legislation, Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the federal income tax consequences to our shareholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our common shares. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our common.

State and Local Taxes

We are subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which we transact business or own property. In addition, a holder of our common shares may be subject to state, local, or other taxation on our distributions in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in our common shares.

PLAN OF DISTRIBUTION

We have entered into separate ATM equity distribution agreements, dated as of March 30, 2020, with each of the sales agents (or certain of their respective affiliates, acting in their capacity as sales agents) relating to the offer and sale of shares of our common stock having an aggregate offering price of up to $400,000,000. Sales of our shares of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions, which may include block trades, or in transactions that are deemed to be “at the market” offerings as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

Under the terms of the ATM equity distribution agreements, we also may sell our shares of common stock to any of the sales agents as principal for its own account at a price agreed upon at the time of sale. If we sell shares of our common stock to a sales agent acting as principal, we will enter into a separate agreement with the applicable sales agent, and will describe such agreement in a separate prospectus supplement.

In addition to the issuance and sale of shares of our common stock by us through the sales agents, the ATM equity distribution agreements with each of Citigroup, Jefferies, Raymond James and Wells Fargo Securities also provide that we may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between us and a forward purchaser. In connection with each particular forward sale agreement, the relevant forward purchaser will borrow from third parties and, through the relevant forward seller, sell a number of shares of our common stock equal to the number of shares of our common stock underlying the particular forward sale agreement.

We will report at least quarterly the number of shares of common stock sold through the sales agents and/or forward sellers, as agents, under the ATM equity distribution agreements, the number of shares of common stock issued upon settlement of any forward sale agreements (if any), and the net proceeds to us and the compensation paid by us to the sales agents and/or forward sellers, as agents, in connection with the sales of shares of common stock.

In connection with the sale of shares of common stock, each of the sales agents, forward purchasers and/or forward sellers may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agents or the forward sellers in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser may be deemed to be underwriting commissions or discounts. We have agreed to indemnify each of the sales agents, forward sellers and forward purchasers against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the sales agents, forward sellers or forward purchasers may be required to make because of those liabilities.

The relevant sales agent or forward seller, as applicable, will provide written confirmation to us, and in the case of the forward seller, to the forward purchaser, no later than the opening of the trading day on the NYSE on the day following the trading day in which our shares of common stock were sold under the applicable ATM equity distribution agreement. For shares sold by a sales agent, each confirmation will include the number of shares sold on such day, the corresponding aggregate sales price, the net proceeds to us and the compensation payable by us to the sales agent in connection with the sales. For shares sold by a forward seller, each confirmation will include the number of shares sold on such day, the compensation payable by us to the forward seller in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, and the initial forward sale price payable by such forward purchaser.

The offering of our shares of common stock under any ATM equity distribution agreement will terminate upon the earlier of  (i) the sale of shares having an aggregate offering price of  $400,000,000 and (ii) the termination of such ATM equity distribution agreement by us, the respective sales agent, the respective forward seller or the respective forward purchaser.

We estimate that the total expenses for the offering, excluding compensation payable to the sales agents and/or the forward sellers, as applicable, under the terms of the ATM equity distribution agreements, will be approximately $200,000. To the extent that we have not sold at least $20,000,000 of shares of common stock prior to the termination of the ATM equity distribution agreements, under certain circumstances, we have agreed to reimburse the sales agents or the forward sellers and the forward purchasers for reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel incurred by such sales agents or forward sellers and forward purchasers, as applicable up to a maximum aggregate amount of $100,000.

Sales Through Sales Agents

Upon its acceptance of a placement notice from us, each sales agent, if acting as agent, will use commercially reasonable efforts consistent with its normal sales and trading practices to sell our shares of common stock under the terms and subject to the conditions set forth in the applicable ATM equity distribution agreement and such placement notice. The placement notice that we deliver will set forth the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made. Our shares of common stock sold pursuant to the ATM equity distribution agreements will be sold through only one of the sales agents on any given day. We or any of the sales agents may suspend the sale of shares of common stock upon proper notice and subject to other conditions.

We will pay each sales agent commissions for its services in acting as agent and/or principal in the sale of shares of common stock. Each sales agent will be entitled to compensation that will not exceed, but may be lower than, 2.0% of the gross sales price of all shares of common stock sold through it as sales agent from time to time under the applicable ATM equity distribution agreement.

We also may sell some or all of the shares of common stock to a sales agent as principal for its own account at a price agreed upon at the time of sale.

Settlement for sales of shares of common stock generally will occur on the second trading day following the date on which any sales are made, unless some other date is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales Through Forward Sellers

From time to time during the term of the ATM equity distribution agreements, and subject to the terms and conditions set forth therein and in the related forward sale agreements, we may deliver a placement notice relating to a forward to any of the forward sellers and the relevant forward purchaser. Upon acceptance of a placement notice from us requesting that the forward seller execute sales of shares of borrowed common stock in connection with one or more forward sale agreements, and subject to the terms and conditions of the relevant ATM equity distribution agreement and the forward sale agreement, the relevant forward purchaser will use commercially reasonable efforts to borrow, and the relevant forward seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell, the relevant shares of our common stock on such terms to hedge the relevant forward purchaser’s exposure under that particular forward sale agreement. We or the relevant forward seller may immediately suspend the offering of our common stock at any time upon proper notice to the other.

We expect that settlement between the relevant forward purchaser and forward seller of sales of borrowed shares of our common stock, as well as the settlement between the relevant forward seller and buyers of such shares of our common stock in the market, will generally occur on the second trading day following the date any sales are made. The obligation of the relevant forward seller under the relevant ATM equity distribution agreement to execute such sales of our common stock is subject to a number of conditions, which each forward seller reserves the right to waive in its sole discretion.

In connection with each forward sale agreement, we will pay the relevant forward seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related forward purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of sales prices of all borrowed shares of common stock sold by it as a forward seller. We refer to this commission rate as the forward selling commission. The borrowed shares will be sold during a period of one to 20 consecutive trading days determined by us in our sole discretion and as specified in the relevant placement notice (with such period subject to early termination in certain circumstances).

The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the shares of borrowed common stock were sold pursuant to the particular ATM equity distribution agreement by the relevant forward seller, subject to adjustment as described below.

The forward sale agreements, the minimum terms of which may not be less than three months and the maximum terms of which may not exceed two years, will provide that the forward sale price, as well as the sales prices used to calculate the initial forward sale price, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate, less a spread, and will be decreased by amounts related to expected dividends on our common stock during the term of the particular forward sale agreement. If the overnight bank funding rate is less than the spread on any day, the interest factor will result in a reduction of the forward sale price for such day.

Before settlement of a particular forward sale agreement, we expect that the shares of our common stock issuable upon settlement of that particular forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of that particular forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the relevant period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the relevant reporting period). Consequently, before physical or net share settlement of a particular forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common stock is above the applicable forward sale price.

Except under limited circumstances described below, we have the right to elect physical, cash or net share settlement under any forward sale agreement. Although we expect to settle any forward sale agreement entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations under a particular forward sale agreement if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle a particular forward sale agreement if we have no then-current use for all or a portion of the net proceeds that we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying a particular forward sale agreement.

If we elect to physically settle all or a portion of any forward sale agreement by issuing and delivering shares of our common stock, we will receive an amount of cash from the relevant forward purchaser equal to the product of the forward sale price per share under that particular forward sale agreement and the number of shares of our common stock related to such election. In the event that we elect to cash settle, the settlement amount will be generally related to (1) (a) the arithmetic average of the volume-weighted average price of our common stock on each day during the relevant unwind period under the particular forward sale agreement on which the relevant forward purchaser or its affiliate purchases shares of our common stock in connection with unwinding its related hedge position minus (b) the arithmetic average of the applicable forward sale price on each such day; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to cash settlement. In the event we elect to net share settle, the settlement amount will be generally related to (1) (a) the weighted average price at which the relevant forward purchaser or its affiliate purchases shares of our common stock during the relevant unwind period under the particular forward sale agreement minus (b) the weighted average of the applicable forward sale price on each such day; multiplied by (2) the number of shares of our common stock underlying the particular forward sale agreement subject to such net share settlement. If this settlement amount is a negative number, the relevant forward purchaser will pay us the absolute value of that amount (in the case of cash settlement) or deliver to us a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to the absolute value of such amount (in the event of net share settlement). If this settlement amount is a positive number, we will pay the relevant forward purchaser that amount (in the case of cash settlement) or deliver to the relevant forward purchaser a number of shares of our common stock having a value, determined pursuant to the terms of the relevant forward sale agreement, equal to such amount (in the event of net share settlement). In connection with any cash settlement or net share settlement, we would expect the relevant forward purchaser or its affiliate to purchase shares of our common stock in secondary market transactions for delivery to third-party stock lenders in order to close out the forward purchaser’s hedge position in respect of the particular forward sale agreement and, if applicable, for delivery to us under a net share settlement. The purchase of shares of our common stock in connection with the relevant forward purchaser or its affiliate unwinding the forward purchaser’s hedge positions could cause the price of our common stock to increase over time (or prevent or reduce the amount of a decrease over time), thereby increasing the amount of cash we owe to the relevant forward purchaser (or decreasing the amount of cash that the relevant forward purchaser owes us) upon cash settlement or increasing the number of shares of our common stock that we are obligated to deliver to the relevant forward purchaser (or decreasing the number of shares of our common stock that the relevant forward purchaser is obligated to deliver to us) upon net share settlement of the particular forward sale agreement. See “Risk Factors — Additional Risks Related to This Offering.”

A forward purchaser will have the right to accelerate the particular forward sale agreement and require us to physically settle on a date specified by the relevant forward purchaser if  (1) the relevant forward purchaser or its affiliate is unable, after using commercially reasonable efforts, to borrow sufficient shares of our common stock to hedge its position under such forward sale agreement at a stock borrow cost equal to or less than a specified amount, or would incur a stock borrow cost in excess of a specified threshold to hedge its exposure under such forward sale agreement; (2) we declare any dividend, issue or distribution on shares of our common stock that constitutes an extraordinary dividend under such forward sale agreement; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are exceeded; (4) an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or a delisting of our common stock) or the occurrence of a change in law or disruption in such forward purchaser’s ability to hedge, or materially increased cost to such forward purchaser in hedging, its exposure under such forward sale agreement; or (5) certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement (as such terms are defined in the particular forward sale agreement). The relevant forward purchaser’s decision to exercise its right to accelerate the settlement of the particular forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the particular forward sale agreement or, if we so elect and the relevant forward purchaser permits our election, cash or net share settlement provisions of the particular forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, return on equity and dividends per share in the case of physical settlement. In addition, upon certain insolvency filings relating to us, the particular forward sale agreement will automatically terminate without further liability of either party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the particular forward sale agreement. See “Risk Factors — Additional Risks Related to This Offering.”

A forward purchaser (or its affiliate) will receive the net proceeds from any sale of borrowed shares of our common stock in connection with the relevant ATM equity distribution agreement and any forward sale agreement. As a result, the forward sellers or their affiliates or any other sales agent or its affiliates who may enter forward sale agreements with us may receive the net proceeds from the sale of such shares, not including commissions.

Other Relationships

The sales agents and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses.

As of December 31, 2019, the principal amount outstanding under our revolving credit facility was $89 million with a weighted average interest rate of approximately 2.69%. Our revolving credit facility matures on January 15, 2024, subject to two six-month extension options that we may exercise at our option, subject to certain customary conditions. Affiliates of Raymond James, Citigroup, Stifel, SunTrust, Wells Fargo Securities and Capital One are lenders under our revolving credit facility. As described in this prospectus supplement under “Use of Proceeds,” to the extent that we use any of the net proceeds from this offering, whether from sales to the sales agents or upon settlement of forward sale agreements, to repay borrowings outstanding under our revolving credit facility, such affiliates will receive their proportionate share of any amount of the outstanding borrowings that is repaid with the net proceeds from this offering. In addition, Stifel may pay an unaffiliated entity or such entity’s affiliate, who is also a lender under our revolving credit facility, a fee in connection this offering.

Affiliates of Raymond James, Stifel, SunTrust and Capital One are lenders under a $100 million unsecured term loan expiring January 2026 and a $35 million unsecured term loan facility outstanding and a $65 million unsecured term loan facility outstanding, each expiring in January 2024. Additionally, affiliates of Raymond James and Capital One are also lenders under our $40 million unsecured term loan facility that matures in July 2023.

In addition, in the ordinary course of their business activities, the sales agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our SEC filings are also available on our website at www.agreerealty.com. However, information located on or accessible from our website is not a part of this prospectus supplement or the accompanying prospectus, other than documents that we file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus.

We have filed a registration statement on Form S-3 with the SEC. The prospectus supplement and accompanying prospectus do not contain all of the information included in the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus supplement, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC, free of charge, on its website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2019;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 23, 2020;

•	our Current Reports on Form 8-K filed on January 6, 2020 and March 24, 2020; and

•	the description of our common stock in our registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of any securities covered by this prospectus supplement and the accompanying prospectus shall be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus supplement. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus supplement.

Copies of all documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus supplement, to whom this prospectus supplement or the accompanying prospectus is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement or the accompanying prospectus.

EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference into this prospectus supplement and elsewhere in the accompanying prospectus have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of any shares of common stock to be issued by us and offered by means of this prospectus supplement and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Honigman LLP, Detroit, Michigan. The sales agents and forward purchasers are being represented in connection with this offering by Hunton Andrews Kurth LLP.

PROSPECTUS

Common Stock

Preferred Stock

Depositary Shares

Warrants

Agree Realty Corporation intends to offer and sell from time to time the securities described in this prospectus, in each case, on terms to be determined at the time of the offering.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “ADC.” On June 1, 2017, the last reported sales price of our common stock on the NYSE was $46.42 per share.

We impose certain restrictions on the ownership and transfer of our capital stock. You should read the information under the section entitled “Description of Common Stock — Restrictions on Ownership and Transfer” in this prospectus for a description of these restrictions.

Investing in our securities involves risks. You should carefully read and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 3 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2017.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the automatic shelf registration process, we may, over time sell any combination of the securities described in this prospectus or in any applicable prospectus supplement in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” This prospectus only provides you with a general description of the securities we may offer. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. A prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. Accordingly, to the extent there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “the company,” “we,” “us, ”and “our” refer to Agree Realty Corporation, a Maryland corporation, and its consolidated subsidiaries, including Agree Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and its direct and indirect subsidiaries on a consolidated basis.

Our Company

We are a fully integrated real estate investment trust (“REIT”) primarily focused on the ownership, acquisition, development and management of retail properties net leased to industry leading tenants. We were founded in 1971 by our current Executive Chairman, Richard Agree, and our common stock was listed on the NYSE in 1994.

As of March 31, 2017, our portfolio consisted of 377 properties located in 43 states and totaling approximately 7.3 million square feet of gross leasable area.

As of March 31, 2017, our portfolio was approximately 99.6% leased and had a weighted average remaining lease term of approximately 10.6 years. A significant majority of our properties is leased to national tenants, and as of March 31, 2017, approximately 45% of our annualized base rent was derived from tenants, or parents thereof, with an investment grade credit rating. Substantially all of our tenants are subject to net lease agreements. A net lease typically requires the tenant to be responsible for minimum monthly rent and property operating expenses including property taxes, insurance and maintenance.

Our assets are held by, and all of our operations are conducted through, directly or indirectly, the Operating Partnership, of which we are the sole general partner and in which we held a 98.7% interest as of March 31, 2017. Under the partnership agreement of the Operating Partnership, we, as the sole general partner, have exclusive responsibility and discretion in the management and control of the Operating Partnership.

We were incorporated in December 1993 under the laws of the State of Maryland. We believe that we have operated, and we intend to continue to operate, in such a manner to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”). In order to maintain our qualification as a REIT, we must, among other things, distribute at least 90% of our REIT taxable income each year and meet asset and income tests. Additionally, our charter limits ownership of our company, directly or constructively, by any single person to 9.8% of the value of our outstanding common stock and 9.8% of the value of the aggregate of all of our outstanding stock, subject to certain exceptions. As a REIT, we are not subject to federal income tax with respect to that portion of our income that is distributed currently to our stockholders.

Our headquarters are located at 70 E. Long Lake Road, Bloomfield Hills, MI 48304 and our telephone number is (248) 737-4190. Our website is www.agreerealty.com. However, the information located on, or accessible from, our website is not, and should not be deemed to be, part of this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated into any other filing that we submit to the SEC.

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Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for the periods shown:

Three Months Ended March 31, 2017	4.50 x
Year Ended December 31, 2016	3.93 x
Year Ended December 31, 2015	4.22 x
Year Ended December 31, 2014	3.09 x
Year Ended December 31, 2013	3.61 x
Year Ended December 31, 2012	3.67 x

The ratios of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. We had no preferred dividend requirement in any of the foregoing periods. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends are the same as the ratio of earnings to fixed charges for such years. Earnings were calculated by adding certain fixed charges (consisting of interest on indebtedness and amortization of finance costs) to our income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of debt issuance costs.

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RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the risks, uncertainties and additional information set forth in documents that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and the information contained or incorporated by reference in any applicable prospectus supplement. For a description of these reports and documents, and for information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. The risks and uncertainties we discuss in this prospectus and any applicable prospectus supplement and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect the Company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference each contain “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Also, documents we subsequently file with the SEC and incorporate by reference will contain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “will,” “seek,” “could,” “project,” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to:

•	the factors included in our Annual Report on Form 10-K filed with the SEC on February 23, 2017, including those set forth under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	global and national economic conditions and changes in general economic, financial and real estate market conditions;

•	potential defaults on leases by tenants and failure by tenants to make rental payments;

•	our concentration with certain tenants and in certain markets may make us susceptible to adverse events;

•	changes in our business strategy and expansion into unfamiliar markets;

•	risks that our acquisition and development projects will fail to perform as expected;

•	the risk that ground leases may be terminated, which would limit our ability to sell those properties;

•	the potential need to fund improvements or other capital expenditures out of operating cash flow;

•	financing risks, such as the inability to obtain debt or equity financing on favorable terms or at all;

•	the level and volatility of interest rates;

•	our ability to re-lease space as leases expire;

•	loss or bankruptcy of one or more of our tenants;

•	potential liability for environmental contamination could result in substantial costs;

•	a failure of our properties to generate additional income to offset increases in operating expenses;

•	leveraging our portfolio subjects us to increased risk of loss, including loss of properties in the event of a foreclosure;

•	covenants in our credit agreements could limit our flexibility and adversely affect our financial condition;

•	our ability to maintain our qualification as a REIT for federal income tax purposes and the limitations imposed on our business by our status as a REIT; and

•	our failure to qualify as a REIT for federal income tax purposes could adversely affect our operations and ability to make distributions.

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K, as updated by our future filings.

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USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for general corporate purposes, including funding our investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

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DESCRIPTION OF COMMON STOCK

 The following description of our common stock is only a summary and sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate, including a prospectus supplement providing that common stock will be issuable upon conversion of our preferred stock or upon the exercise of common stock warrants issued by us. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and the applicable provisions of the Maryland General Corporation Law.

General

We have the authority to issue 49,000,000 shares of capital stock, par value $.0001 per share, of which 45,000,000 shares are classified as shares of common stock, par value $.0001 per share, and 4,000,000 shares are classified as shares of preferred stock, par value $.0001 per share. Of our preferred stock, 200,000 shares are designated as Series A Junior Participating Preferred Stock, and 3,800,000 shares are undesignated. As of May 31, 2017, we had outstanding 26,222,180 shares of common stock and no shares of preferred stock.

Subject to preferential rights with respect to any outstanding preferred stock, holders of our common stock will be entitled to receive dividends when, as and if authorized by our board of directors and declared by us, out of assets legally available therefor. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any of our outstanding preferred stock. The common stock will possess voting rights in the election of directors and in respect of certain other corporate matters, with each share entitling the holder thereof to one vote. Holders of shares of common stock will not have cumulative voting rights in the election of directors. The shares of common stock are not convertible into any other class or series of stock. Holders of shares of common stock will not have preemptive rights, which means they have no right to acquire any additional shares of common stock that may be issued by us at a subsequent date. The common stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and will not be subject to preemptive or similar rights. The common stock is listed on the NYSE under the symbol “ADC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, not more than 50% of the value of our issued and outstanding Equity Stock (as defined below) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the Equity Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In addition, certain percentages of our gross income must be from particular activities (see “Material Federal Income Tax Considerations — Taxation of the Company — Income Tests”). Our charter contains restrictions on the ownership and transfer of shares of Equity Stock to enable us to qualify as a REIT.

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Subject to certain exceptions specified in our charter, our charter provides that no holder, other than an excepted holder, may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or more than 9.8% (in value) of the aggregate of the outstanding shares of all classes and series of our stock (collectively, the “Equity Stock”). We refer to each of these restrictions as an “Ownership Limit” and collectively as the “Ownership Limits.” Our board of directors may, in its sole and absolute discretion, prospectively or retroactively, waive either or both of the Ownership Limits with respect to a particular stockholder or establish a different limit on ownership (an “excepted holder limit”), which excepted holder limit is subject to adjustment from time to time, if our board of directors makes certain determinations set forth in our charter. As a condition of any such exemption, our board of directors may require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel satisfactory to our board of directors in its sole and absolute discretion, as specified in our charter, in order to determine or ensure our status as a REIT, or such representations and/or undertakings from the person requesting the waiver as our board of directors may require in its sole and absolute discretion to make such determinations. Notwithstanding the receipt of any such ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such an exception. Subject to the provisions of our charter, our charter provides that an underwriter or placement agent that participates in a public offering or a private placement of our Equity Stock, or an initial purchaser of our Equity Stock in a transaction reliant upon Rule 144A, may beneficially own or constructively own shares of Equity Stock in excess of the Ownership Limits, but only to the extent necessary to facilitate such public offering, private placement or Rule 144A transaction. The foregoing restrictions on transferability and ownership will not apply if the board of directors determines that it is no longer in our best interests to continue to qualify as a REIT. In addition, our charter provides that no person may beneficially or constructively own shares of Equity Stock to the extent that such ownership would result in our being closely held within the meaning of Section 856(h) of the Code or which would otherwise result in our failing to qualify as a REIT. If shares of Equity Stock which would cause us to be beneficially owned by less than 100 persons are issued or transferred to any person, our charter provides that such issuance or transfer shall be void ab initio, and the intended transferee would acquire no rights to the stock; however, the board of directors may waive this transfer restriction if it determines that such transfer would not adversely affect our ability to continue to qualify as a REIT. Our charter provides that shares transferred in excess of the Ownership Limits and shares transferred that would cause us to be closely held or otherwise fail to qualify as a REIT will be automatically transferred to one or more trusts for the exclusive benefit of one or more charitable beneficiaries. Such transfer will be deemed to be effective as of the close of business on the business day prior to the purported transfer. Our charter further provides that the Prohibited Owner (as defined herein) will have no rights in the shares held by the trustee and will not benefit economically from ownership of any such shares held in trust by the trustee, will have no rights to dividends or other distributions and will not possess any rights to vote or other rights attributable to such shares held in trust. While these shares are held in trust, the trustee will be entitled to vote and to share in any dividends or other distributions with respect to shares of Equity Stock held in trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary. Within 20 days of receiving notice from us that shares of Equity Stock have been transferred to the trust, the trustee will sell the shares to any person who may hold such shares without violating the limitations on ownership and transfer set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee will distribute the net proceeds of the sale to the person who owned the shares of Equity Stock in violation of the Ownership Limits or the other ownership restrictions described above (the “Prohibited Owner”), who will receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the trust, the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust. The trustee will reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions that have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the trustee and will pay any net sales proceeds in excess of the amount payable to the Prohibited Owner to the charitable beneficiary. In addition, such shares of Equity Stock held in trust are purchasable by us until the trustee has sold the shares at a price equal to the lesser of the price paid for the stock in the transaction that resulted in such transfer to the trust and the market price for the stock on the date we determine to purchase the stock.

All certificates representing shares of Equity Stock will bear a legend referring to the restrictions described above.

In order for us to comply with our record keeping requirements, our charter requires that each beneficial or constructive owner of Equity Stock and each person (including stockholders of record) who holds stock for a beneficial or constructive owner, shall provide to us such information as we may request in order to determine our status as a REIT and to ensure compliance with the Ownership Limits. Our charter also requires each owner of a specified percentage of Equity Stock to provide, no later than January 30 of each year, written notice to us stating the name and address of such owner, the number of shares of Equity Stock beneficially owned, and a description of how such shares are held. In addition, each such stockholder must provide such additional information as we may request in order to determine the effect of such stockholder’s beneficial ownership of Equity Stock on our status as a REIT and to ensure compliance with the Ownership Limits.

These Ownership Limits may have the effect of precluding acquisition of control of our company by a third party unless the board of directors determines that maintenance of REIT status is no longer in our best interest. No restrictions on transfer will preclude the settlement of transactions entered into through the facilities of the NYSE.

Shareholder Rights Plan

We have adopted a rights agreement, as amended, under which each holder of our common stock receives one preferred share purchase right for each outstanding share of common stock. Each right is attached to each share of common stock, is not currently exercisable and trades only with the shares of common stock. Each right will separate from the share of common stock to which it is attached and will become exercisable 10 days after a public announcement that a person or group has acquired common stock that would result in ownership of 15% or more of our shares of common stock. Upon the occurrence of such an event, each right would entitle the holder to purchase for an exercise price of $70.00 one one-hundredth of a share of new Series A Junior Participating Preferred Stock, which is designed to have economic and voting rights generally equivalent to one share of common stock. If a person or group actually acquires 15% or more of our shares of common stock, each right held by the acquiring person or group (or their transferees) will become void, and each right held by our other stockholders will entitle those holders to purchase for the exercise price a number of shares of our common stock having a market value of twice the exercise price. If we, at any time after a person or group has become a 15% beneficial owner and acquired control of our board of directors, are involved in a merger or similar transaction with any person or group or sell assets to any person or group, each outstanding right would then entitle its holder to purchase for the exercise price a number of shares of such other company having a market value of twice the exercise price. In addition, if any person or group acquires 15% or more of our shares of common stock, we may, at our option and to the fullest extent permitted by law, exchange one share of common stock for each outstanding right. The rights are not exercisable until the above events occur and will expire on December 22, 2018, unless earlier exchanged or redeemed by us. We may redeem the rights for $.001 per right under certain circumstances. The rights agreement may discourage, delay or defer an acquisition or change of control of our Company that may otherwise be in the interest of our stockholders.

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Classification of Board of Directors, Vacancies and Removal of Directors

Our board of directors is divided into three classes of directors, serving staggered three year terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting generally will be elected for a three-year term and the directors in the other two classes will continue in office. Subject to the rights of any class or series to elect directors, a director may only be removed for cause by the affirmative vote of the holders of 80% of our outstanding shares of common stock entitled to vote generally in the election of directors, voting together as a single class. We believe that the classified board will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of us or the removal of incumbent management.

Our charter and bylaws provide that, subject to any rights of holders of preferred stock, and unless the board of directors otherwise determines, any vacancies may be filled by a vote of the stockholders or a majority of the remaining directors, though less than a quorum, except vacancies created by the increase in the number of directors, which only may be filled by a vote of the stockholders or a majority of the entire board of directors. In addition, our charter and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, only a majority of the board of directors may increase or decrease the number of persons serving on the board of directors. These provisions could temporarily prevent stockholders from enlarging the board of directors and from filling the vacancies created by such removal with their own nominees.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our charter and bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of stockholders.

Our bylaws provide that (i) only persons who are nominated by, or at the direction of, the board of directors, or by a stockholder who has given timely written notice containing specified information to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors and (ii) at an annual meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given timely written notice to our secretary of such stockholder’s intention to bring such business before such meeting. In general, for notice of stockholder nominations or proposed business (other than business to be included in our proxy statement under SEC Rule 14a-8) to be conducted at an annual meeting to be timely, such notice must be received by us not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the previous year’s annual meeting. Our bylaws also establish similar advance notice procedures for stockholders to make nominations of candidates for director at a special meeting of stockholders at which directors are to be elected.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although our charter and bylaws do not give the board of directors power to block stockholder nominations for the election of directors or proposal for action, they may have the effect of discouraging a stockholder from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposal, without regard to the merits of such slate or proposal.

Relevant Factors to be Considered by the Board of Directors

Our charter provides that, in determining what is in our best interest in a business combination or certain change of control events, each of our directors shall consider the interests of our stockholders and, in his or her discretion, also may consider all relevant factors, including but not limited to (i) the interests of our employees, suppliers, creditors and tenants; and (ii) both the long-term and short-term interests of our company and our stockholders, including the possibility that these interests may be best served by the continued independence of our company. Pursuant to this provision, our board of directors may consider subjective factors affecting a proposal, including certain nonfinancial matters, and on the basis of these considerations may oppose a business combination or other transaction which, evaluated only in terms of its financial merits, might be attractive to some, or a majority, of our stockholders.

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Additional Classes and Series of Stock

Our board of directors is authorized to establish one or more classes and series of stock, including series of preferred stock, from time to time, and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such class or series, without any further vote or action by the stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

The issuance of additional classes or series of capital stock may have the effect of delaying, deferring or preventing a change in control of our company without further action of the stockholders. The issuance of additional classes or series of capital stock with voting and conversion rights may adversely affect the voting power of the holders of our capital stock, including the loss of voting control to others. The ability of our board of directors to issue additional classes or series of capital stock, while providing flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock, even where such an acquisition may be beneficial to us or our stockholders. Our board of directors may not classify or reclassify any authorized but unissued shares of our common stock into shares of our preferred stock or any class or series thereof.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or transfer of equity securities, liquidation plan or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person or entity who beneficially owns 10% or more of the voting power of our stock; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has exempted from these provisions of the Maryland General Corporation Law (“MGCL”) any business combination with Mr. Richard Agree or any other person acting in concert or as a group with Mr. Agree.

Control Share Acquisitions

Maryland law provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the control shares, except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror or by officers or by directors who are our employees are excluded from the shares entitled to vote on the matter. “Control shares” are voting shares of stock that, if aggregated with all other shares of stock currently owned by the acquiring person, or in respect of which the acquiring person is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

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•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions. A person who has made or proposes to make a control share acquisition may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the stockholders meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved by or exempted by our charter or bylaws.

Our bylaws contain a provision exempting from the control share acquisition statute any member of the Agree-Rosenberg Group, as defined therein, our officers, our employees, any of the associates or affiliates of the foregoing and any other person acting in concert or as a group with any of the foregoing and any other person, as determined by our board of directors.

Maryland Unsolicited Takeovers Act

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) have a classified board, (2) require an 80% vote for the removal of any director from the board, (3) vest in the board the exclusive power to fix the number of directorships and (4) provide that unless called by our chairman of our board of directors, our president or our board of directors, a special meeting of stockholders may only be called by our secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting who comply with the stockholder requested meeting provisions set forth in our bylaws.

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Limitation of Liability and Indemnification

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision that eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies such as injunctive relief or rescission.

Our present and former officers and directors are and will be indemnified under Maryland law and our articles of incorporation, as amended, against certain liabilities. Our charter and bylaws require us to indemnify our directors and officers, and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay to our directors and officers or reimburse reasonable expenses of our directors and officers in advance of the final disposition of a proceeding, in each case to the fullest extent permitted from time to time by the laws of the State of Maryland. We may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of us as a director or officer and any employee or agent of ours or of a predecessor of ours.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis of that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We maintain liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as our directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock is only a summary and sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter (including the applicable articles supplementary) and bylaws and the applicable provisions of the Maryland General Corporation Law.

General

As of the date hereof, 200,000 shares of our preferred stock are classified as Series A Junior Participating Preferred Stock, par value $.0001 per share and 3,800,000 additional shares of preferred stock, par value $.0001 per share, are undesignated. As of the date hereof, no shares of preferred stock were issued or outstanding. Shares of our Series A Junior Participating Preferred Stock may be issued under our shareholder rights plan, which is summarized above. See “Description of Common Stock – Shareholder Rights Plan.”

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to fix the number of shares constituting each class or series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors or duly authorized committee thereof. The preferred stock will, when issued in exchange for the consideration therefor, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the articles supplementary setting forth the terms of any class or series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

You should refer to the prospectus supplement and the applicable articles supplementary relating to the class or series of preferred stock offered thereby for specific terms, including:

(1)	The class or series, title and stated value of that preferred stock;

(2)	The number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

(3)	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

(4)	Whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

(5)	The procedures for any auction and remarketing, if any, for that preferred stock;

(6)	Provisions for a sinking fund, if any, for that preferred stock;

(7)	Provisions for redemption, if applicable, of that preferred stock;

(8)	Any listing of that preferred stock on any securities exchange;

(9)	The terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

(10)	Whether interests in that preferred stock will be represented by our depositary shares;

(11)	The relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

(12)	Any limitations on issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

(13)	A discussion of certain federal income tax considerations applicable to that preferred stock;

(14)	Any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock, in each case as may be appropriate to preserve our status as a REIT; and

(15)	Any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

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Rank

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will, with respect to rights to the payment of dividends and distribution of our assets and rights upon our liquidation, dissolution or winding up, rank:

(1)	senior to all classes or series of our common stock and excess stock and to all of our equity securities the terms of which provide that those equity securities are junior to the preferred stock;

(2)	on a parity with all of our equity securities other than those referred to in clauses (1) and (3); and

(3)	junior to all of our equity securities the terms of which provide that those equity securities will rank senior to it.

Dividends

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, the preferred stock will have the rights with respect to the payment of dividends set forth below.

Holders of shares of our preferred stock of each class or series shall be entitled to receive, when, as and if authorized by our board of directors and declared by us, out of our assets legally available for payment, cash dividends at rates and on dates that will be set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Each dividend shall be payable to holders of record as they appear on our stock transfer books on the record dates as shall be fixed by our board of directors.

Dividends on any class or series of our preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. Dividends, if cumulative, will accumulate from and after the date set forth in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock. If our board of directors fails to authorize a dividend payable on a dividend payment date on any class or series of our preferred stock for which dividends are noncumulative, then the holders of that class or series of our preferred stock will have no right to receive a dividend in respect of the dividend period ending on that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that class or series are declared payable on any future dividend payment date.

If any shares of our preferred stock of any class or series are outstanding, no full dividends shall be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, on a parity with or junior to the preferred stock of that class or series for any period unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series for all past dividend periods, or

(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for that payment on the preferred stock of that class or series.

When dividends are not paid in full (or a sum sufficient for their full payment is not so set apart) upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the preferred stock of that class or series, all dividends declared upon shares of preferred stock of that class or series and any other class or series of preferred stock ranking on a parity as to dividends with that preferred stock shall be declared pro rata so that the amount of dividends declared per share on the preferred stock of that class or series and that other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of that class or series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that preferred stock does not have a cumulative dividend) and that other class or series of preferred stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of that series that may be in arrears.

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Except as provided in the immediately preceding paragraph, unless: (1) if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and (2) if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of that class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set aside for payment for the then current dividend period, then no dividends (other than in our common stock or other stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon our common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of that class or series as to dividends or upon our liquidation, nor shall any common stock, excess stock or any of our other stock ranking junior to or on a parity with the preferred stock of such class or series as to dividends or upon our liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of that stock) by us (except by conversion into or exchange for other of our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

Any dividend payment made on shares of a class or series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of that class or series which remains payable.

Redemption

If the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock so states, the shares of preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case on the terms, at the times and at the redemption prices set forth in that prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock.

The prospectus supplement relating to a class or series of preferred stock that is subject to mandatory redemption will specify the number of shares of that preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if that preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our stock, the terms of that preferred stock may provide that, if no such stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, that preferred stock shall automatically and mandatorily be converted into shares of our applicable stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period.

Unless otherwise specified in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock no shares of any class or series of preferred stock shall be redeemed unless all outstanding shares of preferred stock of that class or series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of preferred stock of that class or series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock of that class or series.

In addition, unless:

(1)	if that class or series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any class or series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods; and

(2)	if that class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period;

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we shall not purchase or otherwise acquire directly or indirectly any shares of preferred stock of that class or series (except by conversion into or exchange for our stock ranking junior to the preferred stock of that class or series as to dividends and upon our liquidation, dissolution or winding up).

If fewer than all of the outstanding shares of preferred stock of any class or series are to be redeemed, the number of shares to be redeemed will be determined by us and those shares may be redeemed pro rata from the holders of record of those shares in proportion to the number of those shares held by those holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of a share of preferred stock of any class or series to be redeemed at the address shown on our stock transfer books. Each notice shall state:

(1)	the redemption date;

(2)	the number of shares and class or series of the preferred stock to be redeemed;

(3)	the redemption price;

(4)	the place or places where certificates for that preferred stock are to be surrendered for payment of the redemption price;

(5)	that dividends on the shares to be redeemed will cease to accrue on that redemption date; and

(6)	the date upon which the holder’s conversion rights, if any, as to those shares shall terminate.

If fewer than all the shares of preferred stock of any class or series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any shares of preferred stock has been given and if the funds necessary for that redemption have been set apart by us in trust for the benefit of the holders of any shares of preferred stock so called for redemption, then from and after the redemption date dividends will cease to accrue on those shares of preferred stock, those shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of those shares will terminate, except the right to receive the redemption price.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, then, before any distribution or payment shall be made to the holders of any common stock, excess stock or any other class or series of our stock ranking junior to that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each class or series of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if that class or series of preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of that class or series of preferred stock will have no right or claim to any of our remaining assets. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our legally available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that class or series of preferred stock and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with that class or series of preferred stock in the distribution of assets upon our liquidation, dissolution or winding up, then the holders of that class or series of preferred stock and all other classes or series of stock shall share ratably in that distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions shall have been made in full to all holders of shares of that class or series of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of stock ranking junior to that class or series of preferred stock upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For those purposes, neither our consolidation or merger with or into any other corporation, trust or other entity nor the sale, lease, transfer or conveyance of all or substantially all of our property or business shall be deemed to constitute our liquidation, dissolution or winding up.

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Voting Rights

Except as set forth below or as otherwise indicated in the applicable prospectus supplement and the articles supplementary setting forth the terms of any class or series of preferred stock, holders of preferred stock will not have any voting rights.

Whenever dividends on any shares of that class or series of preferred stock shall be in arrears for six or more quarterly periods, regardless of whether those quarterly periods are consecutive, the holders of those shares of that class or series of preferred stock (voting separately as a class with all other classes or series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to our board of directors (and our entire board of directors will be increased by two directors) at a special meeting called by one of our officers at the request of a holder of that class or series of preferred stock or, if that special meeting is not called by that officer within 30 days, at a special meeting called by a holder of that class or series of preferred stock designated by the holders of record of at least 10% of the shares of any of those classes or series of preferred stock (unless that request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders), or at the next annual meeting of stockholders, and at each subsequent annual meeting until:

(1)	if that class or series of preferred stock has a cumulative dividend, all dividends accumulated on those shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment, or

(2)	If that class or series of preferred stock does not have a cumulative dividend, four consecutive quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set apart for payment.

Unless provided otherwise for any series of preferred stock, so long as any shares of preferred stock remain outstanding, we shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of each class or series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (that class or series voting separately as a class):

(1)	authorize or create, or increase the authorized or issued amount of, any class or series of stock ranking senior to that class or series of preferred stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up or reclassify any of our authorized stock into those shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase those shares; or

(2)	amend, alter or repeal the provisions of the charter in respect of that class or series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of that class or series of preferred stock; provided, however, that any increase in the amount of the authorized preferred stock or the creation or issuance of any other class or series of preferred stock, or any increase in the number of authorized shares of that class or series, in each case ranking on a parity with or junior to the preferred stock of that class or series with respect to payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect those rights, preferences, privileges or voting powers.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which that vote would otherwise be required shall be effected, all outstanding shares of that class or series of preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect that redemption.

Conversion Rights

The terms and conditions, if any, upon which shares of any class or series of preferred stock are convertible into common stock, debt securities or another series of preferred stock will be set forth in the applicable prospectus supplement relating thereto and the articles supplementary setting forth the terms of any class or series of preferred stock. Such terms will include the number of shares of common stock or those other series of preferred stock or the principal amount of debt securities into which the preferred stock is convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of that class or series of preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of that class or series of preferred stock.

Restrictions on Ownership and Transfer

See “Description of Common Stock — Restrictions on Ownership and Transfer,” for a discussion of the restrictions on ownership and transfer of shares of capital stock, including our preferred stock, necessary for us to qualify as a REIT under the Code.

Transfer Agent and Registrar

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEPOSITARY SHARES

General

We may offer depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among us, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable deposit agreement and the applicable depositary receipt.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible and we approve, the depositary may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, our company and the depositary will select the depositary shares to be redeemed as nearly pro rata as practicable without creating fractional depositary shares or by any other equitable method determined by us that preserves our REIT status.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	our company and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

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Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into our common stock or any other securities or property of our company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Our company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if:

•	the termination is necessary to preserve our REIT status; or

•	a majority of each series of preferred stock affected by the termination consents to the termination.

Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares. If we terminate a deposit agreement to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of our company not represented by depositary shares.

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Charges of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor our company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of our company and a depositary under a deposit agreement will be limited to performing our duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither us nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Our company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from our company and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with any of the other securities offered by this prospectus that are offered by any prospectus supplement and may be attached to or separate from the securities offered by this prospectus. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary is not complete and is subject to, and qualified in its entirety by the provisions of, the applicable warrant agreement and any applicable warrant certificates relating to each series of warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

(1)	the title of the warrants;

(2)	the aggregate number of the warrants;

(3)	the price or prices at which the warrants will be issued;

(4)	the designation, number and terms of the securities purchasable upon exercise of the warrants;

(5)	the designation and terms of the other securities offered by this prospectus with which the warrants are issued and the number of the warrants issued with each security offered by this prospectus;

(6)	the date, if any, on and after which the warrants and the related securities will be separately transferable;

(7)	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

(8)	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

(9)	the minimum or maximum amount of the warrants which may be exercised at any one time;

(10)	information with respect to book-entry procedures, if any;

(11)	a discussion of certain federal income tax considerations applicable to warrants; and

(12)	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax consequences and considerations relating to the acquisition, holding, and disposition of our securities. For purposes of this discussion under the heading “Material Federal Income Tax Considerations,” “we,” “our,” “us,” and the “Company” refer to Agree Realty Corporation, but excluding all its subsidiaries and affiliated entities, and the “Operating Partnership” refers to Agree Limited Partnership. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department (which are referred to in this section as “Treasury Regulations”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any description of the tax consequences summarized below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is also based upon the assumption that we, and each of our subsidiaries and affiliated entities, will act in accordance with any applicable organizational documents or partnership or limited liability company operating agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;
•	insurance companies;
•	broker-dealers;
•	regulated investment companies;
•	holders who receive securities through the exercise of employee stock options or otherwise as compensation;
•	persons holding securities as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;
•	except to the extent discussed below, tax-exempt organizations; and
•	except to the extent discussed below, foreign investors.

In addition, certain U.S. expatriates, including certain individuals who have lost U.S. citizenship and “long-term residents” (within the meaning of Section 877(e)(2) of the Code) who have ceased to be lawful permanent residents of the United States, are subject to special rules.

The federal income tax treatment of holders of securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding securities to any particular holder will depend on the holder’s particular tax circumstances. You are urged to consult your own tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you (in light of your particular investment or tax circumstances) of acquiring, holding, exchanging, or otherwise disposing of securities.

Taxation of the Company

We have elected to be a REIT for federal income tax purposes under Sections 856 through 860 of the Code and applicable provisions of the Treasury Regulations, which set forth the requirements for qualifying as a REIT. Our policy has been and is to operate in such a manner as to qualify as a REIT for federal income tax purposes. If we so qualify, then we will generally not be subject to federal income tax on income we distribute to our shareholders. For any year in which we do not meet the requirements for qualification as a REIT, we will be taxed as a corporation. See “— Failure to Qualify” below.

We have received an opinion from Honigman Miller Schwartz and Cohn LLP, our tax counsel, to the effect that since the commencement of our taxable year which began January 1, 2016, we have operated in conformity with the requirements for qualification as a REIT under the Code, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT. A copy of this opinion is filed as an exhibit to the registration statement of which this prospectus is a part. It must be emphasized that the opinion of Honigman Miller Schwartz and Cohn LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by our management regarding our assets and the past, present, and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Honigman Miller Schwartz and Cohn LLP or by us that we will so qualify for any particular year. The opinion was expressed as of the date issued and will not cover subsequent periods. Honigman Miller Schwartz and Cohn LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or any court, and no assurance can be given that the IRS will not challenge, or a court will not rule contrary to, the conclusions set forth in such opinions.

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Our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Code, our compliance with which has not been, and will not be, reviewed by Honigman Miller Schwartz and Cohn LLP. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain of our affiliated entities, which may not have been reviewed by Honigman Miller Schwartz and Cohn LLP. Accordingly, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for Qualification — General.”

While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our REIT status, or that we will be able to operate in accordance with the REIT requirements in the future.

As a REIT, we will generally be entitled to a deduction for dividends that we pay, and therefore will not be subject to federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that results from investment in a corporation or an entity treated as a corporation for federal income tax purposes. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a distribution of dividends by the REIT. Net operating losses, foreign tax credits and other tax attributes of a REIT do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Federal Income Taxation of Shareholders” below.

As a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax” on our items of tax preference, and, in computing “alternative minimum taxable income” subject to such tax, deductions for net operating losses carried from any other year(s) would be limited.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% excise tax. See “— Prohibited Transactions” and “— Foreclosure Property” below.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% excise tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

We will be subject to a 100% penalty tax on any redetermined rents, redetermined deductions, excess interest, and redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a “taxable REIT subsidiary” (“TRS”) of ours to any of our tenants. Redetermined deductions and excess interest represent amounts that are deducted by a TRS of ours for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s-length negotiations. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, Excess Interest and Redetermined TRS Service Income” below.

If we should fail to satisfy the 75% gross income test or the 95% gross income test discussed below, due to reasonable cause and not due to willful neglect, and we maintain our qualification as a REIT as a result of specified cure provisions, we will be subject to a 100% tax on an amount equal to (1) the amount by which we fail the 75% gross income test or the amount by which we fail the 95% gross income test (whichever is greater), multiplied by (2) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% and 10% asset tests) described below, due to reasonable cause and not due to willful neglect, and we maintain our REIT qualification as a result of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

If we fail to satisfy any requirement of the Code for qualifying as a REIT, other than a failure to satisfy the REIT gross income tests or asset tests, and the failure is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

If we should fail to distribute during each calendar year at least the sum of (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet certain record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s shareholders, as described below in “— Requirements for Qualification — General.”

If we acquire any asset from a subchapter C corporation in a transaction in which gain or loss is not recognized, and we subsequently recognize gain on the disposition of any such asset during the five-year period (to which we refer in this section as the “Recognition Period”) beginning on the date on which we acquire the asset, then the excess of (1) the fair market value of the asset as of the beginning of the Recognition Period, over (2) our adjusted basis in such asset as of the beginning of such Recognition Period (to which we refer in this section as “Built-in Gain”) will generally be (with certain adjustments) subject to tax at the highest corporate income tax rate. Similar rules would apply if within the five-year period beginning on the first day of a taxable year for which we re-qualify as a REIT after being subject to tax as a corporation under subchapter C of the Code for more than two years we were to dispose of any assets that we held on such first day.

Certain of our subsidiaries are corporations and their earnings are subject to corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes, and state and local income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not currently contemplated.

Requirements for Qualification — General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons;
(6)	not more than 50% in value of the outstanding stock of which is owned, directly or indirectly through the application of certain attribution rules, by five or fewer individuals (as defined in the Code to include certain tax-exempt entities) during the last half of each taxable year; and
(7)	that meets other tests described below, including tests with respect to the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. We believe that we have been organized and operated in a manner that has allowed us to satisfy the requirements set forth in (1) through (7) above. In addition, our charter currently includes certain restrictions regarding transfer of our shares of capital stock which are intended (among other things) to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our shares in which the record holders are to disclose the actual owners of such shares (that is, the persons required to include in gross income the dividends we paid). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Our failure to comply with these record-keeping requirements could subject us to monetary penalties. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, we may not elect to become a REIT unless our taxable year is the calendar year. We satisfy this requirement.

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Effect of Subsidiary Entities

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership (treating, as a partner of a partnership for this purpose, a member of a limited liability company that is classified as a partnership for federal income tax purposes), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership, and the REIT will be deemed to be entitled to the income of the partnership attributable to such share. The character of the assets and gross income of the partnership (determined at the level of the partnership) are the same in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income and asset tests described below. Accordingly, our proportionate share of the assets, liabilities, and items of income of the Operating Partnership and our other subsidiary partnerships (provided that the subsidiary partnerships are not taxable as corporations for federal income tax purposes) is treated as our assets, liabilities and items of income for purposes of applying the requirements described in this summary (including the gross income and asset tests described below). One exception to the rule described above is that, for purposes of the prohibition against holding securities having a value greater than 10% of the total value of the outstanding securities of any one issuer discussed under “— Asset Tests” below, a REIT’s proportionate share of any securities held by a partnership is not based solely on its capital interest in the partnership but also includes its interest (as a creditor) in certain debt securities of the partnership (excluding “straight debt” and certain other securities described under “— Asset Tests” below). A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in “Tax Aspects of Investment in the Operating Partnership.”

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of applying the gross income and asset tests applicable to REITs summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” (described below), that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities we wholly own, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of applying the REIT income and asset tests described below. Disregarded subsidiaries, along with our subsidiary partnerships, are sometimes referred to as “pass-through subsidiaries.” In the event that any of our disregarded subsidiaries ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or one of our other disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% (as measured by either voting power or value) of the securities of any one issuer. See “— Income Tests” and “— Asset Tests” below.

Taxable Subsidiaries. A REIT may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS of the REIT. In addition, a corporation (other than a REIT or qualified REIT subsidiary) is treated as a TRS if a TRS of a REIT owns directly or indirectly securities possessing more than 35% of the total voting power, or having more than 35% of the total value, of the outstanding securities of the corporation. We have interests in several corporations treated as TRSs. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, our TRSs are subject to corporate income tax on their earnings, and this may reduce the aggregate cash flow that we and our subsidiaries generate and thus our ability to make distributions to our shareholders.

A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any undistributed income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes, as income, any dividends that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and undistributed income of taxable subsidiary corporations in determining the parent’s compliance with the REIT requirements, these entities may be used by the parent REIT indirectly to undertake activities that the applicable rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees, that do not qualify under the 75% and 95% gross income tests described below).

In addition, certain sections of the Code that are intended to ensure that transactions between a parent REIT and its TRS occur at arm’s length and on commercially reasonably terms may prevent a TRS from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the TRS’s debt to equity ratio and interest expense are not satisfied.

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Income Tests

In order to maintain qualification as a REIT, we must annually satisfy two gross income requirements. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” must derive from (1) investments in real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), interest on mortgage loans secured by both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all property securing the loans (for taxable years beginning after December 31, 2015), and gains from the sale of real estate assets, or (2) certain kinds of temporary investment of new capital. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must derive from some combination of such income from investments in real property and temporary investment of new capital (that is, income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Beginning after 2015, income from debt instruments issued by publicly offered REITs is qualifying income for purposes of the 95% gross income test, but is not qualifying income for purposes of the 75% gross income test unless such debt instruments would otherwise be treated as real estate assets.

From time to time, we enter into transactions, such as interest rate swaps, that hedge our risk with respect to one or more of our assets or liabilities. Any income we derive from “hedging transactions” entered into prior to July 31, 2008, will be nonqualifying income for purposes of the 75% gross income test. Income from “hedging transactions” that are clearly identified in the manner specified by the Code will not constitute gross income, and will not be counted, for purposes of the 75% gross income test if entered into by us on or after July 31, 2008, and will not constitute gross income, and will not be counted, for purposes of the 95% gross income test if entered into by us on or after January 1, 2005. The term “hedging transaction,” as used above, generally means any transaction into which we enter in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us in order to acquire or carry real estate assets. Certain income from hedging transactions entered into after December 31, 2015 to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of will also be disregarded for purposes of the 95% and 75% gross income tests. We intend to structure our hedging activities in a manner that does not jeopardize our status as a REIT.

For purposes of satisfying the 75% and 95% gross income tests, “rents from real property” generally include rents from interests in real property, charges for services customarily furnished or rendered in connection with the rental of real property (whether or not such charges are separately stated), and rent attributable to personal property which is leased under, or in connection with, a lease of real property. However, the inclusion of these items as rents from real property is subject to the conditions described immediately below.

Any amount received or accrued, directly or indirectly, with respect to any real or personal property cannot be based in whole or in part on the income or profits of any person from such property. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, amounts received or accrued based on income or profits do not include amounts received from a tenant based on the tenant’s income from the property if the tenant derives substantially all of its income with respect to such property from leasing or subleasing substantially all of such property, provided that the tenant receives from subtenants only amounts that would be treated as rents from real property if received directly by the REIT.

Amounts received from a tenant generally will not qualify as rents from real property in satisfying the gross income tests if the REIT directly, indirectly, or constructively owns, (1) in the case of a tenant which is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of a tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. (Such a tenant is referred to in this section as a “Related Party Tenant.”) Rents that we receive from a Related Party Tenant that is also a TRS of ours, however, will not be excluded from the definition of “rents from real property” if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our TRS are substantially comparable to rents paid by our other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled” TRS is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as rents from real property. For purposes of this rule, a “controlled” TRS is a TRS in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

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If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. The determination of whether more than 15% of the rents received by a REIT from a property is attributable to personal property is based upon a comparison of the fair market value of the personal property leased by the tenant to the fair market value of all the property leased by the tenant.

Rents from real property do not include any amount received or accrued directly or indirectly by a REIT for services furnished or rendered to tenants of a property or for managing or operating a property, unless the services furnished or rendered, or management or operations provided, are of a type that a tax-exempt organization can provide to its tenants without causing its rental income to be unrelated business taxable income under the Code (that is, unless they are of a type “usually or customarily rendered in connection with the rental of space for occupancy only” or are not considered “primarily for the tenant’s convenience”). Services, management, or operations which, if provided by a tax-exempt organization, would give rise to unrelated business taxable income (referred to in this section as “Impermissible Tenant Services”) will not be treated as provided by the REIT if provided by either an “independent contractor” (as defined in the Code) who is adequately compensated and from whom the REIT does not derive any income, or by a TRS. If an amount received or accrued by a REIT for providing Impermissible Tenant Services to tenants of a property exceeds 1% of all amounts received or accrued by the REIT with respect to such property in any year, none of such amounts will constitute rents from real property. For purposes of this test, the income received from Impermissible Tenant Services is deemed to be at least 150% of the direct cost of providing the services. If the 1% threshold is not exceeded, only the amounts received for providing Impermissible Tenant Services will not constitute rents from real property.

Substantially all of our income derives from the Operating Partnership. The Operating Partnership’s income derives largely from rent attributable to our properties (which properties are referred to in this section as the “Properties”). The Operating Partnership also derives income from its TRSs insofar as they pay dividends on shares owned by the Operating Partnership. The Operating Partnership does not, and is not expected to, charge rent that is based in whole or in part on the income or profits of any person (but does charge rent based on a fixed percentage or percentages of receipts or sales). The Operating Partnership does not, and is not anticipated to, derive rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent for such property.

In addition, we do not believe that we derive (through the Operating Partnership) rent from a Related Party Tenant. However, the determination of whether we own 10% or more (as measured by either voting power or value) of any tenant is made after the application of complex attribution rules under which we will be treated as owning interests in tenants that are owned by our “Ten Percent Shareholders.” In identifying our Ten Percent Shareholders, each individual or entity will be treated as owning shares held by related individuals and entities. Accordingly, we cannot be absolutely certain whether all Related Party Tenants have been or will be identified. Although rent derived from a Related Party Tenant will not qualify as rents from real property and, therefore, will not be qualifying income under the 75% or 95% gross income test, we believe that the aggregate amount of any such rental income (together with any other nonqualifying income) in any taxable year will not cause us to exceed the limits on nonqualifying income under such gross income tests.

The Operating Partnership provides certain services with respect to the Properties (and expects to provide such services with respect to any newly acquired properties) through certain TRSs. Because the services are provided through our TRSs, the provision of such services will not cause the amounts received by us (through our ownership interest in the Operating Partnership) with respect to the Properties to fail to qualify as rents from real property for purposes of the 75% and 95% gross income tests.

We may (through one or more pass-through subsidiaries) indirectly receive distributions from TRSs or other corporations that are neither REITs nor qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

In sum, our investment in real properties through the Operating Partnership and the provision of services with respect to those properties through TRSs, gives and will give rise mostly to rental income qualifying under the 75% and 95% gross income tests. Gains on sales of such properties, or of our interest in such properties or in the Operating Partnership, will generally qualify under the 75% and 95% gross income tests. We anticipate that income on our other investments will not result in our failing the 75% or 95% gross income test for any year.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we are entitled to relief under certain provisions of the Code. We may avail ourselves of the relief provisions if: (1) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations to be issued; and (2) our failure to meet the test was due to reasonable cause and not due to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. As discussed above in “— Taxation of REITs in General,” even if these relief provisions apply, a tax would be imposed with respect to the excess nonqualifying gross income.

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Asset Tests

At the close of each calendar quarter of our taxable year, we must also satisfy the following four tests relating to the nature of our assets. For purposes of each of these tests, our assets are deemed to include the assets of any disregarded subsidiary and our share of the assets of any subsidiary partnership, such as the Operating Partnership.

At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, “real estate assets” include interests in real property, such as land, buildings, leasehold interests in real property, stock of corporations that qualify as REITs, some kinds of mortgage-backed securities and mortgage loans, and, for taxable years beginning after December 31, 2015, debt instruments issued by publicly offered REITs, personal property leased in connection with a lease of real property to the extent that rent attributable to such personal property meets the 15% test described above to qualify as “rents from real property” for purposes of the 75% income test, and debt secured by a mortgage on both real and personal property if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt.

The aggregate value of all securities of TRSs we hold may not exceed 25% (20% for taxable years beginning after December 31, 2017) of the value of our total assets.

The value of any one issuer’s securities owned by us may not exceed 5% of the value of our assets. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.”

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. This asset test does not apply to securities of TRSs or to any security that qualifies as a “real estate asset.” In addition, solely for purposes of the 10% value test, certain types of securities, including certain “straight debt” securities, are disregarded.

No more than 25% of the value of our assets can consist of debt instruments of publicly offered REITs unless they would otherwise be treated as real estate assets.

No securities issued by a corporation or partnership will qualify as “straight debt” if we own (or a TRS in which we own a greater than 50% interest, as measured by vote or value owns) other securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

Debt instruments issued by a partnership that do not qualify as “straight debt” are (1) not subject to the 10% value test to the extent of our interest as a partner in that partnership and (2) completely excluded from the 10% value test if at least 75% of the partnership’s gross income (excluding income from “prohibited transactions”) consists of income qualifying under the 75% gross income test. In addition, the 10% value test does not apply to (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between us and certain persons related to us), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (5) any security issued by another REIT.

We are deemed to own, for purposes of the 10% value test, the securities held by a partnership based on our proportionate interest in any securities issued by the partnership (excluding “straight debt” and the securities described in the last sentence of the preceding paragraph). Thus, our proportionate share is not based solely on our capital interest in the partnership but also includes our interest in certain debt securities issued by the partnership.

After meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by a disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we maintain adequate records with respect to the nature and value of our assets to enable us to comply with the asset tests and to enable us to take such action within 30 days after the close of any quarter as may be required to cure any noncompliance. There can be no assurance, however, that we will always successfully take such action.

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Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000 and (2) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described in the preceding sentence, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets or the taking of other actions that allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS. Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which re-testing is to occur, there can be no assurance that we will always be successful or that a reduction in our overall interest in an issuer (including a TRS) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

We believe that our holdings of securities and other assets have complied and will continue to comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support our conclusions as to the value of our total assets, or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that we fail to meet the REIT asset requirements by reason of our interests in our subsidiaries or in the securities of other issuers or for some other reason.

Annual Distribution Requirement

To maintain our qualification as a REIT, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to: (1) the sum of (a) 90% of our “REIT taxable income” (which is our taxable income exclusive of net income from foreclosure property, and with certain other adjustments) but computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the excess of our net income, if any, from “foreclosure property” (described below) over the tax imposed on that income; minus (2) the sum of certain items of non-cash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if the distributions are declared before we timely file our tax return for the taxable year to which they relate, the distributions are paid on or before the first regular dividend payment after such declaration, and we make an election to treat the distributions as relating to the prior taxable year. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among different classes of shares as set forth in our organizational documents. Beginning with the 2015 taxable year, the preferential dividend rules do not apply to “publicly offered REITs”. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act. We are a publicly offered REIT. In addition, any dividend we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income” (computed without regard to the dividends paid deduction and with certain adjustments), we will be subject to tax at ordinary corporate rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax we paid. Our shareholders would then increase the adjusted basis of their shares by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

Net operating losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of the shareholders, of any distributions that are actually made by us, which are generally taxable to the shareholders as dividends to the extent that we have current or accumulated earnings and profits. See “Federal Income Taxation of Shareholders — Federal Income Taxation of Taxable Domestic Shareholders — Distributions” below.

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If we fail to distribute during each calendar year at least the sum of: (1) 85% of our “REIT ordinary income” (i.e., “REIT taxable income” excluding capital gain and without regard to the dividends paid deduction) for that year; (2) 95% of our REIT capital gain net income for that year; and (3) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such sum over the aggregate of amounts actually distributed and retained amounts on which income tax is paid at the corporate level. We believe that we have made, and intend to continue to make, distributions in such a manner so as not to be subject to the 4% excise tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirement. In this regard, the partnership agreement of the Operating Partnership provides that we, as general partner, must use our best efforts to cause the Operating Partnership to distribute to its partners amounts sufficient to permit us to meet this distribution requirement. It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement, as a result of timing differences between the actual receipt of cash (including distributions from the Operating Partnership) and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing our “REIT taxable income” on the other hand. To avoid any failure to comply with the 90% distribution requirement, we will closely monitor the relationship between our “REIT taxable income” and cash flow, and if necessary, will borrow funds (or cause the Operating Partnership or other affiliates to borrow funds) in order to satisfy the distribution requirement.

Under certain circumstances, we may be able to cure a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid both losing our REIT status and being taxed on amounts distributed as deficiency dividends. We will be required to pay interest, however, based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

Specified cure provisions are available to us in the event that we violate a provision of the Code that would otherwise result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year of termination of our REIT status. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Prohibited Transactions

Net income derived from a “prohibited transaction” is subject to a 100% excise tax. The term “prohibited transaction” includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Operating Partnership owns interests in real property that is situated on the periphery of certain of the Properties. We and the Operating Partnership believe that this peripheral property is not held primarily for sale to customers and that the sale of such peripheral property will not be in the ordinary course of the Operating Partnership’s business. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held primarily for sale to customers, and that a sale of any such asset will not be a prohibited transaction subject to the 100% excise tax. Whether property is held primarily for sale to customers in the ordinary course of our business depends, however, on the facts and circumstances as they exist from time to time, including those relating to a particular property. As a result, no assurance can be given that the IRS will not recharacterize property we own as property held primarily for sale to customers in the ordinary course of our business, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be regarded as held primarily for sale to customers in the ordinary course of trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as the result of the REIT’s having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or on a mortgage loan held by the REIT and secured by the property, (2) the loan or lease related to which was acquired by the REIT at a time when default was not imminent or anticipated, and (3) that such REIT makes a proper election to treat as foreclosure property. REITs are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% excise tax on gains from prohibited transactions described above, even if the property would otherwise constitute dealer property (i.e., property held primarily for sale to customers in the ordinary course of business) in the hands of the selling REIT. A TRS may operate property on which a REIT has made a foreclosure property election without loss of foreclosure property status.

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Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income

Any redetermined rents, redetermined deductions, or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a TRS to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been charged based on arm’s length negotiations. Under “safe harbor” provisions of the Code, rents we receive from tenants of a property will not constitute redetermined rents (by reason of the performance of services by any TRS to such tenants) if:

So much of such amounts as constitutes impermissible tenant service income does not exceed 1% of all amounts received or accrued during the year with respect to the property;

The TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

Rents paid by tenants leasing at least 25% of the net leasable space in the property who are not receiving services from the TRS are substantially comparable to the rents paid by tenants leasing comparable space who are receiving such services from the TRS and the charge for the services is separately stated; or

The TRS’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

For taxable years beginning after December 31, 2015, any redetermined TRS service income will also be subject to a 100% penalty tax. Redetermined TRS service income is income of a TRS attributable to services provided to, or on behalf of, us (other than services furnished or rendered to a tenant of ours) to the extent such income is lower than the income the TRS would have earned based on arm’s length negotiations.

Tax Aspects of Investment in the Operating Partnership

General

We hold a direct interest in the Operating Partnership, which is classified as a partnership for federal income tax purposes. The Operating Partnership, together with any entities treated as partnerships for federal income tax purposes that we hold an interest in, are referred to as the “Partnerships.” In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction, and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include our proportionate share of the foregoing partnership items in computing our “REIT taxable income.” See “Taxation of the Company — Income Tests” above. Any resultant increase in our “REIT taxable income” will increase the amount we must distribute to satisfy the REIT distribution requirement (see “Taxation of the Company — Annual Distribution Requirement” above) but will generally not be subject to federal income tax in our hands provided that we distribute such income to our shareholders.

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Entity Classification

Our interests in the Partnerships involve special tax considerations, including the possibility of a challenge by the IRS to the status of the Operating Partnership or any other Partnership as a partnership (as opposed to an association taxable as a corporation) for federal income tax purposes. In general, under certain Treasury Regulations which became effective January 1, 1997 (referred to in this section as the “Check-the-Box Regulations”), an unincorporated entity with at least two members may elect to be classified either as a corporation or as a partnership for federal income tax purposes. If such an entity does not make an election, it generally will be treated as a partnership for federal income tax purposes. For such an entity that was in existence prior to January 1, 1997, such as the Operating Partnership and some of the Partnerships, the entity will have the same classification (unless it elects otherwise) that it claimed under the rules in effect prior to the Check-the-Box Regulations. In addition, the federal income tax classification of an entity that was in existence prior to January 1, 1997 will be respected for all periods prior to January 1, 1997 if (1) the entity had a reasonable basis for its claimed classification, (2) the entity and all members of the entity recognized the federal income tax consequences of any changes in the entity’s classification within the 60 months prior to January 1, 1997, and (3) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. We believe that the Operating Partnership and any other partnerships in which we previously directly or indirectly held an interest that existed prior to January 1, 1997 reasonably claimed partnership classification under the Treasury Regulations relating to entity classification in effect prior to January 1, 1997, and such classification should be respected for federal income tax purposes. Each of them intends to continue to be classified as a partnership for federal income tax purposes, and none of them intends to elect to be treated as an association taxable as a corporation under the Check-the-Box Regulations.

If the Operating Partnership or any of the other Partnerships were to be treated as an association, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of our assets and items of gross income would change, which would likely preclude us from satisfying the asset tests and possibly the income tests (see “Taxation of the Company — Income Tests” and “Taxation of the Company — Asset Tests” above), and in turn would prevent us from qualifying as a REIT, unless we were eligible for relief under the relief provisions described above. See “Taxation of the Company — Failure to Qualify” above for discussion of the effect of our failure to satisfy the REIT tests for a taxable year. In addition, any change in the status of any of the Partnerships for federal income tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirement without receiving any cash.

Tax Allocations with Respect to the Properties

Pursuant to Section 704(c) of the Code and applicable Treasury Regulations, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership (such as the Properties contributed to the Operating Partnership by the limited partners of the Operating Partnership) must be allocated in such a manner that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss, respectively, associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (referred to in this section as the “Book-Tax Difference”). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership was formed with contributions of appreciated property (including the Properties contributed by the limited partners of the Operating Partnership). Consequently, the Operating Partnership’s partnership agreement requires allocations to be made in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations. If a partner contributes cash to a partnership at a time when the partnership holds appreciated (or depreciated) property, the applicable Treasury Regulations provide for a similar allocation of these items to the other (that is, the pre-existing) partners. These rules may apply to any contribution by us to the Partnerships of cash proceeds received from offerings of our securities, including any offering of common shares, preferred shares, or warrants contemplated by this prospectus.

In general, the partners that contributed appreciated Properties to the Operating Partnership will be allocated less depreciation, and increased taxable gain on sale, of such Properties. This will tend to eliminate the Book-Tax Difference. However, the special allocation rules of Section 704(c) and the applicable Treasury Regulations do not always rectify the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Under the applicable Treasury Regulations, special allocations of income and gain and depreciation deductions must be made on a property-by-property basis. Depreciation deductions resulting from the carryover basis of a contributed property are used to eliminate the Book-Tax Difference by allocating such deductions to the non-contributing partners (for example, to us) up to the amount of their share of book depreciation. Any remaining tax depreciation for the contributed property would be allocated to the partners who contributed the property. The Operating Partnership has generally elected the “traditional method” of rectifying the Book-Tax Difference under the applicable Treasury Regulations, pursuant to which if depreciation deductions are less than the non-contributing partners’ share of book depreciation, then the non-contributing partners lose the benefit of the tax deductions to the extent of the difference. When the property is sold, the resulting tax gain is used to the extent possible to eliminate any remaining Book-Tax Difference. Under the traditional method, it is possible that the carryover basis of the contributed assets in the hands of a Partnership may cause us to be allocated less depreciation and other deductions than would otherwise be allocated to us. This may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirement. See “Taxation of the Company — Annual Distribution Requirement” above.

With respect to property purchased by (and not contributed to) a Partnership, such property will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code and the applicable Treasury Regulations will not apply unless such property is subsequently revalued for capital accounting purposes under applicable Treasury Regulations.

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Sale of the Properties

The Operating Partnership intends to hold the Properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the Properties and other shopping centers and to make such occasional sales of the Properties as are consistent with our investment objectives. We do not currently hold any Properties through any Partnerships other than the Operating Partnership. Based primarily on such investment objectives, we believe that the Properties should not be considered dealer property (i.e., property held for sale to customers in the ordinary course of business). Whether property is dealer property is a question of fact that depends on the particular facts and circumstances with respect to the particular transaction. No assurance can be given that any property sold by us or any of our Partnerships will not be dealer property, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. Our share of any gain realized by the Operating Partnership or any other Partnerships on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Taxation of the Company — Prohibited Transactions” above. In the event we determine that a property, the ultimate sale of which is expected to result in taxable gain, will be held primarily for sale to customers in the ordinary course of a trade or business, we intend to cause such property to be acquired by or transferred to a TRS so that gain from such sale will be subject to regular corporate income tax as discussed above under “— Effect of Subsidiary Entities — Taxable Subsidiaries.”

Partnership Audit Rules

Pursuant to the Bipartisan Budget Act of 2015, for tax years beginning after December 31, 2017, if the IRS makes audit adjustments to the income tax returns of the Operating Partnership or any other Partnership, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from the Operating Partnership or such other Partnership. The Operating Partnership or any other Partnership may elect to have its partners take such audit adjustment into account in accordance with their interests in the Operating Partnership or such other Partnership during the tax year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, the Operating Partnership or any other Partnership is required to make payments of taxes, penalties and interest, the cash available for distribution to its partners might be substantially reduced. These rules are not applicable for tax years beginning on or prior to December 31, 2017 (unless the Operating Partnership or other Partnership elects for these rules to apply on an earlier date, which the Operating Partnership and any other Partnerships do not expect to make).

Federal Income Taxation of Shareholders

As used herein, a “taxable domestic shareholder” means a beneficial owner of our shares or warrants, who is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the U.S. as defined in section 7701(b) of the Code;

•	a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity treated as a partnership for federal income tax purposes, holds stock or warrants issued by us, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.

This summary assumes that investors will hold their securities as capital assets, which generally means assets held for investment.

Federal Income Taxation of Taxable Domestic Shareholders

Distributions. As a result of our status as a REIT, distributions made to our taxable domestic shareholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. The maximum federal income tax rate applicable to corporations is 35% and that applicable to ordinary income of individuals is currently 39.6%.

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The maximum individual rate of tax on dividends and long-term capital gains is generally 20%. Because we are not generally subject to federal income tax on the portion of our REIT taxable income or capital gains distributed to our shareholders, our dividends are generally not eligible for this 20% tax rate on dividends. As a result, our ordinary REIT dividends will continue to be taxed at the higher tax rates applicable to ordinary income. However, the 20% tax rate will generally apply to:

our dividends attributable to dividends received by us from non-REIT corporations, such as TRSs;

our dividends attributable to our REIT taxable income in the prior taxable year on which we were subject to corporate level income tax (net of the amount of such tax); and

our dividends attributable to income in the prior taxable year from the sale of appreciated (i.e., Built-in Gain) property acquired by us from “C” corporations in carryover basis transactions or held by us on the first day of a taxable year for which we first re-qualify as a REIT after being subject to tax as a “C” corporation for more than two years (net of the amount of corporate tax on such income).

Distributions that are designated as capital gain dividends will be taxed to shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the shareholder has held its shares. A similar treatment will apply to long-term capital gains we retain, to the extent that we elect the application of provisions of the Code that treat shareholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to shareholders a corresponding credit for taxes paid by the REIT on such retained capital gains.  The aggregate amount of dividends that we may designate as qualified dividend income or as capital gain dividends with respect to any taxable year beginning after 2015 cannot exceed the dividends actually paid by us during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends. Corporate shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. Pursuant to Treasury Regulations to be promulgated by the U.S. Treasury Department, a portion of our distributions may be subject to the alternative minimum tax to the extent of our items of tax preference, if any, allocated to the shareholders.

Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s common or preferred shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of those common or preferred shares. To the extent that such distributions exceed the adjusted basis of a shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any such month will be treated both as paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

We may make distributions to shareholders paid in common or preferred shares that are intended to be treated as dividends for federal income tax purposes. In that event, our shareholders would generally have taxable income with respect to such distributions of our common or preferred shares and may have tax liability by reason of such distributions in excess of the cash (if any) that is received by them.

In determining the extent to which a distribution with respect to our shares constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares and then to our common shares. In addition, the IRS has taken the position in published guidance that if a REIT has two classes of shares, the amount of any particular type of income (including net capital gain) allocated to each class in any year cannot exceed such class’s proportionate share of such income based on the total dividends paid to each class for such year. Consequently, if both common shares and preferred shares are outstanding, particular types of income will be allocated in accordance with the classes’ proportionate shares of such income. Thus, net capital gain will be allocated between holders of common shares and holders of preferred shares, if any, in proportion to the total dividends paid to each class during the taxable year, or otherwise as required by applicable law.

Net operating losses and capital losses that we are allowed to carry forward from prior tax years may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “Taxation of the Company — Annual Distribution Requirement” above. Such losses, however, are not passed through to our shareholders and do not offset income of shareholders from other sources, nor do they affect the character of any distributions that we actually make, which are generally taxable to our shareholders as dividends to the extent that we have current or accumulated earnings and profits.

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We will be treated as having sufficient earnings and profits for a year to treat as a dividend any distribution we make for such year up to the amount required to be distributed in order to avoid imposition of the 4% federal excise tax discussed in “Taxation of the Company — Taxation of REITs in General” above. As a result, taxable domestic shareholders may be required to treat certain distributions as taxable dividends even though we may have no overall, accumulated earnings and profits. Moreover, any “deficiency dividend,” which is a dividend to our current shareholders that is permitted to relate back to a year for which the IRS determines a deficiency in order to satisfy the distribution requirement for that year, will be treated as a dividend (an ordinary dividend or a capital gain dividend, as the case may be) regardless of our earnings and profits for the year in which we pay the deficiency dividend.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to dividends on our shares of capital stock. See “Material Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Disposition of Common and Preferred Shares—Medicare Tax.”

Disposition of Common and Preferred Shares

In general, capital gains recognized by individuals and other non-corporate shareholders upon the sale or disposition of common or preferred shares will be subject to a maximum federal income tax rate of 20% (applicable to long-term capital gains) if the shares are held for more than 12 months, and will be taxed at rates of up to 39.6% (applicable to short-term capital gains) if the shares are held for 12 months or less. Gains recognized by shareholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a shareholder upon the disposition of shares held for more than one year at the time of disposition will be considered long-term capital losses, which are generally available first to offset long-term capital gain (which is taxed at capital gain rates) and then short-term capital gain (which is taxed at ordinary income rates) of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). Capital losses recognized by a shareholder upon the disposition of shares held for not more than one year are considered short-term capital losses and are generally available first to offset short-term capital gain and then long-term capital gain of the shareholder, but not ordinary income of the shareholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares by a shareholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as long-term capital loss to the extent of distributions received from us that are required to be treated by the shareholder as long-term capital gain.

Certain domestic non-corporate taxpayers may also be subject to an additional tax of 3.8% with respect to capital gains from the disposition of our shares of capital stock. See “Material Federal Income Tax Considerations—Federal Income Taxation of Shareholders—Disposition of Common and Preferred Shares—Medicare Tax.”

If a holder of common or preferred shares recognizes a loss upon a disposition of those shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply to require a disclosure filing with the IRS concerning the loss-generating transaction. While these regulations are directed toward “tax shelters,” they are quite broad, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. Prospective shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of common or preferred shares, or transactions that might be undertaken directly or indirectly by us. Moreover, prospective shareholders should be aware that we and other participants in the transactions involving us (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

A redemption of preferred shares will be treated under Section 302 of the Code as a dividend subject to tax as such (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale or exchange of the preferred shares. The redemption will satisfy such test if it (1) is “substantially disproportionate” with respect to the holder (which will not be the case if only preferred shares are redeemed, since preferred shares generally do not have voting rights), (2) results in a “complete termination” of the shareholder’s stock interest in us, or (3) is not “essentially equivalent to a dividend” with respect to the shareholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of preferred shares will depend upon the facts and circumstances as of the time the determination is made, prospective shareholders are advised to consult their own tax advisors to determine such tax treatment.

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If a redemption of preferred shares is not treated as a distribution taxable as a dividend to a particular shareholder, it will be treated, as to that shareholder, as a taxable sale or exchange. As a result, such shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received (less any portion thereof attributable to accumulated but unpaid dividends that we are legally obligated to pay at the time of the redemption, which will be taxable as a dividend to the extent of our current and accumulated earnings and profits), and (2) the shareholder’s adjusted basis in the preferred shares for tax purposes. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if, at the time of the redemption, the shares were held for more than 12 months.

If a redemption of preferred shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of any property received by the shareholder. The shareholder’s adjusted tax basis in the redeemed preferred shares will be transferred to the shareholder’s remaining shares of our capital stock, if any. If, however, the shareholder has no remaining shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

Redemption Premium on Preferred Shares .. If the redemption price of preferred shares that are subject to redemption exceeds their issue price (such excess referred to in this section as a “redemption premium”), in certain situations the entire amount of the redemption premium will be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (such deemed distribution referred to in this section as a “constructive distribution”). A constructive distribution may occur only if the preferred shares are subject to a redemption premium, and only if (1) we are required to redeem the shares at a specified time, (2) the holder of the shares has the option to require us to redeem the shares, or (3) we have the right to redeem the shares, but only if under applicable regulations, redemption pursuant to that right is more likely than not to occur. See the applicable prospectus supplement for further information regarding the possible tax treatment of redemption premiums with respect to any such preferred shares offered by such prospective supplement.

Passive Activity Loss and Investment Interest Limitations. Taxable dividends that we distribute and gain from the disposition of common or preferred shares will not be treated as passive activity income and, therefore, shareholders subject to the limitation on the use of “passive losses” will not be able to apply passive losses against such income. Shareholders may elect to treat capital gain dividends, capital gains from the disposition of shares and qualified dividend income as investment income for purposes of computing the limitation on the deductibility of investment interest, but in such case the shareholder will be taxed at ordinary income rates on those amounts. Other distributions made by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of computing the investment interest limitation.

Medicare Tax. Certain domestic shareholders who are individuals, estates or trusts will be required to pay a 3.8% Medicare tax with respect to, inter alia , dividends on and capital gains from the sale or other disposition of stock, subject to certain exceptions. Prospective shareholders should consult their tax advisors regarding the applicability of this tax to any income and gains in respect of an investment in our common or preferred shares.

Convertible Preferred Shares. See the applicable prospectus supplement for a discussion of any additional tax consequences to a domestic shareholder of investing in convertible preferred shares offered by such prospectus supplement.

Federal Income Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of common and preferred shares applicable to “non-U.S. shareholders.” A non-U.S. shareholder is any holder of our shares who is a “foreign person.” For the purposes of this summary, a foreign person is any person that is not a taxable domestic shareholder, tax-exempt entity (which are addressed below), or an entity treated as a partnership for federal income tax purposes.

The following summary is based on current law and is for general information only. The summary addresses only selected and not all aspects of U.S. federal income taxation. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state, and local income tax and estate tax laws with regard to an investment in our shares, including any reporting requirements.

Ordinary Dividends. The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the non-U.S. shareholder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of common or preferred shares. In cases where the dividend income from a non-U.S. shareholder’s investment in common or preferred shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. income tax at graduated rates, in the same manner as domestic shareholders are taxed with respect to such dividends, and such income generally must be reported on a U.S. federal income tax return filed by or on behalf of the non-U.S. shareholder. Such income may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) in the case of a non-U.S. shareholder that is a corporation.

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As described above, we may make distributions paid in common or preferred shares that are intended to be treated as dividends for U.S. federal income tax purposes. If we are required to withhold an amount in excess of any cash that is distributed to non-U.S. shareholders along with the common or preferred shares, we may retain and sell some of the common or preferred shares that would otherwise be distributed in order to satisfy any withholding tax imposed on the distribution.

Non-Dividend Distributions. Unless our common or preferred shares constitute a U.S. real property interest (referred to in this section as a “USRPI”), distributions by us that are not dividends out of our earnings and profits will generally not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the entire distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common or preferred shares constitute a USRPI, as discussed below under “— Dispositions of Common or Preferred Shares,” then distributions by us in excess of the sum of our earnings and profits plus the shareholder’s basis in its shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (which is referred to in this section as “FIRPTA”) at the rate of tax, including any applicable capital gains rates, that would apply to a domestic shareholder of the same type (that is, an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% (increased from 10% effective February 17, 2016) of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits. As discussed below under “— FIRPTA Exception for Qualified Shareholders of REITs” our shares will not be treated as USRPIs when held directly or indirectly by a “qualified shareholder.” Additionally, as discussed below under “— FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds,” “qualified foreign pension funds” will not be subject to FIRPTA withholding.

Capital Gain Dividends. Distributions that are attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (referred to in this section as “USRPI capital gains”) that are paid with respect to any class of shares which is regularly traded on an established securities market located in the United States and that are made to a non-U.S. shareholder who does not own more than 10% of the class of shares at any time during the one-year period ending on the date of distribution will be treated as a regular distribution by us, and these distributions will be treated as ordinary dividend distributions. A distribution of USRPI capital gains made by us to non-U.S. shareholders owning more than 10% of the class of shares in respect of which the distribution is made will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, as the case may be (subject to alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. In the case of such a greater than 10% non-U.S. shareholder, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or lower tax treaty rate, if applicable) in the hands of a non-U.S. shareholder that is a corporation.

Distributions to a non-U.S. shareholder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation unless: (1) the investment in our shares is treated as effectively connected with the non-U.S. shareholder’s U.S. trade or business, in which case the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that a non-U.S. shareholder that is a foreign corporation may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable), or (2) the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (unless a lower tax treaty rate applies).

Retained Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of our shares held by non-U.S. shareholders generally should be treated in the same manner as our actual distributions of capital gain dividends. Under this approach, a non-U.S. shareholder would be able to claim as a credit against its U.S. federal income tax liability, its proportionate share of the tax paid by us on the retained capital gains, and to obtain from the IRS a refund to the extent its proportionate share of the tax paid by us exceeds its actual U.S. federal income tax liability.

Dispositions of Common or Preferred Shares. Unless our common or preferred shares constitute a USRPI, a sale of such shares by a non-U.S. shareholder generally will not be subject to U.S. taxation under FIRPTA. The shares will not constitute a USRPI if we are a “domestically-controlled REIT.”

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A REIT is a “domestically-controlled REIT” if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-U.S. persons. In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We are a publicly traded REIT. In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended registered investment companies, the REIT or registered investment company will be treated as a U.S. person if the REIT or registered investment company is domestically controlled and will be treated as a non-U.S. person otherwise. In the case of REIT stock held by a REIT or registered investment company not described in the previous rule, the REIT or registered investment company is treated as a U.S. person or a non-U.S. person on a look-through basis. We believe that we are, and we expect to continue to be, a domestically-controlled REIT and, therefore, the sale of our common or preferred shares by non-U.S. shareholders is not expected to be subject to taxation under FIRPTA. Because our shares are publicly traded, however, no assurance can be given that we are or will be a domestically-controlled REIT.

In the event that we do not constitute a domestically-controlled REIT, a non-U.S. shareholder’s sale of common or preferred shares nonetheless will not constitute a USRPI and accordingly would not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the shares are of a class that are “regularly traded” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling non-U.S. shareholder held 10% or less of such class of shares at all times during a prescribed testing period. We believe that our common shares are, and expect them to continue to be, “regularly traded” on an established securities market.

If gain on the sale of common or preferred shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could, unless the shares are of a class that are “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, be required to withhold 15% (increased from 10% effective February 17, 2016) of the purchase price and remit such amount to the IRS.

Gain from the sale of common or preferred shares that would not be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the gain is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder and, where a treaty applies, such trade or business is conducted through a permanent establishment in the U.S., then the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, except that the non-U.S. shareholder may also be subject to the 30% branch profits tax (or lower tax treaty rate, if applicable) if it is a foreign corporation, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are satisfied, the nonresident alien individual will be subject to tax on the individual’s capital gain at a 30% rate (or lower tax treaty rate, if applicable).

FIRPTA Exception for Qualified Shareholders of REITs.  Stock of a REIT held (directly or through one or more partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of USRPIs. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. This provision applies to dispositions and distributions on or after December 18, 2015. The rules applicable to qualified shareholders are complex and investors who believe that they may be qualified shareholders should consult with their own tax advisor to find out if these rules are applicable to them.

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FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds.  “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision is effective for dispositions and distributions occurring after December 18, 2015. The rules applicable to qualified foreign pension funds are complex and investors who believe that they may be qualified foreign pension funds should consult with their own tax advisor to find out if these rules are applicable to them.

No “Cleansed” REITs.  The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs) will not apply to a REIT or a registered investment company or a corporation if the corporation or any predecessor was a REIT or a registered investment company during the applicable testing period. This provision applies to dispositions and distributions on or after December 18, 2015.

Convertible Preferred Shares . See the applicable prospectus supplement for a discussion of any additional tax consequences to a non-U.S. shareholder of investing in convertible preferred shares offered by such prospectus supplement.

Federal Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income (which is referred to in this section as “UBTI”). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held its common or preferred shares as “debt financed property” within the meaning of the Code (that is, property the acquisition of which is financed through a borrowing by the tax-exempt shareholder), and (2) the shares are not otherwise used in an unrelated trade or business, we believe that distributions from us and income from the sale of our shares should not give rise to UBTI to a tax-exempt shareholder.

Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (9), (17) and (20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust that owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our shares, or (2) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares. We believe that we currently are not a pension-held REIT. Because our shares are publicly traded, however, no assurance can be given that we are not (or will not be) a pension-held REIT.

Tax-exempt shareholders are urged to consult their tax advisors regarding the federal, state, local and foreign tax consequences of an investment in our common or preferred shares.

Federal Income Taxation of Warrants

A holder who receives shares upon the exercise of a warrant should not recognize gain or loss except to the extent of any cash received for fractional shares. Except to the extent of any cash so received, such a holder would have a tax basis in the shares acquired pursuant to a warrant equal to the amount of the purchase price paid for (or, if the warrant is purchased as part of an “investment unit,” allocated to) the warrant plus the amount paid for the shares pursuant to the warrant. The holding period for the shares acquired pursuant to a warrant would begin on the date of exercise. Upon the subsequent sale of shares acquired pursuant to a warrant or upon a sale of a warrant, the holder thereof would generally recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale and its tax basis in such shares or warrant, as the case may be. The foregoing assumes that warrants will not be held as a hedge, straddle or as a similar offsetting position with respect to our shares and that Section 1092 of the Code will not apply.

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Other Tax Considerations

Information Reporting Requirements and Backup Withholding Tax

Under certain circumstances, holders of our securities may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our securities. Backup withholding will apply only if the holder (1) fails to furnish its taxpayer identification number, referred to in this section as a “TIN” (which, for an individual, would be his or her social security number), (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalty of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. Prospective investors should consult their own tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a holder of our securities will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to, or gross proceeds from our redemption of shares or other securities from, any holders who fail to certify their non-foreign status, if applicable.

Additional issues may arise pertaining to information reporting and backup withholding with respect to foreign investors, and foreign investors should consult their tax advisors with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to foreign investors is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a foreign investor will be allowed as a credit against any U.S. federal income tax liability of such foreign investor. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the IRS.

Additional U.S. Federal Income Tax Withholding Rules - Reporting and Withholding on Foreign Financial Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Currently, certain foreign financial institutions and non-financial foreign entities are subject to a 30% U.S. federal withholding tax on dividends on our shares of capital stock unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government (or complies with applicable alternative procedures pursuant to an applicable intergovernmental agreement between the U.S. and the relevant foreign government) to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), and (ii) in the case of a non-financial foreign entity, such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity and complies with certain other applicable reporting obligations. In addition, if such disclosure requirements are not satisfied, withholding at a 30% rate on gross proceeds from the sale or other disposition of our shares of capital stock by such foreign financial institutions and non-financial foreign entities will generally begin after December 31, 2018. Under certain circumstances, a non-U.S. shareholder might be eligible for refunds or credits of such taxes. Prospective investors should consult their tax advisors regarding the possible implications of these withholding provisions on the acquisition, ownership, and disposition of our shares of capital stock. We will not pay any additional amounts in respect of any amounts withheld.

Dividend Reinvestment Plan

To the extent that a shareholder receives common shares or preferred shares pursuant to a dividend reinvestment plan, the federal income tax treatment of the shareholder and us will generally be the same as if the distribution had been made in cash. See “Federal Income Taxation of Shareholders” and “Taxation of the Company — Annual Distribution Requirement” above.

Legislative or Other Actions Affecting REITs

Several REIT rules were amended under the Protecting Americans from Tax Hikes Act of 2015, which we refer to as the PATH Act, which was enacted on December 18, 2015. These rules were enacted with varying effective dates, some of which are retroactive. Investors should consult with their tax advisors regarding the effect of the PATH Act in their particular circumstances.

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time, which could affect the federal income tax treatment of an investment in us. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our securities. According to publicly released statements, a top legislative priority of the new Congress and administration may be to enact significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense and capital investment. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on us or an investment in our securities.

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Any such changes to the tax laws or interpretations thereof, with or without retroactive application, could materially and adversely affect our securityholders or us. We cannot predict how changes in the tax laws might affect our stockholders or us. New legislation, U.S. Treasury Regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to continue to qualify as a REIT, or the federal income tax consequences to our securityholders and us of such qualification, or could have other adverse consequences, including with respect to ownership of our securities. For example, lower revised tax rates for corporations, or for individuals, trusts and estates, might cause current or potential securityholders to perceive investments in REITs to be relatively less attractive than is the case under current law. Investors are urged to consult their tax advisors with respect to the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

State and Local Taxes

We are subject to state, local, or other taxation in various state, local, or other jurisdictions, including those in which we transact business or own property. In addition, a holder of our securities may be subject to state, local, or other taxation on our distributions in various state, local, or other jurisdictions, including the jurisdiction in which the holder resides. The tax treatment in such jurisdictions may differ from the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state, local, and other tax laws on their investment in our securities.

Additional Tax Consequences for Holders of Depositary Shares or Rights

See the applicable prospectus supplement for a discussion of any additional tax consequences for holders of depositary shares or rights offered by such prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other securityholders.

The prospectus supplement with respect to any offering of securities will include the following information to the extent applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

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WHERE CAN YOU FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov . You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549.

You may also obtain copies of our SEC filings at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call l-800-SEC-0330 for further information on the operations at the public reference room. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by that reference and the exhibits and schedules thereto. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and such exhibits and schedules which may be obtained from the SEC at its principal office in Washington, DC upon payment of any fees prescribed by the SEC.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The documents listed below have been filed by us under the Exchange Act with the SEC and are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2017;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;

•	our Current Reports on Form 8-K filed on February 21, 2017, April 28, 2017 and May 22, 2017; and

•	the description of our common stock in our registration statement on Form 8-A filed on March 18, 1994, including any amendments and reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any securities covered by this prospectus and the accompanying prospectus supplement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the accompanying prospectus supplement and any previously filed documents.

This means that important information about us appears or will appear in these documents and will be regarded as appearing in this prospectus. To the extent that information appearing in a document filed later is inconsistent with prior information, the later statement will control and the prior information, except as modified or superseded, will no longer be a part of this prospectus.

Copies of all documents which are incorporated by reference in this prospectus and the applicable prospectus supplement (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference) will be provided without charge to each person, including any beneficial owner of the securities offered by this prospectus, to whom this prospectus or the applicable prospectus supplement is delivered, upon written or oral request. Requests should be directed to our Secretary, 70 E. Long Lake Road, Bloomfield Hills, Michigan 48304 (telephone number: (248) 737-4190). You may also obtain copies of these filings, at no cost, by accessing our website at www.agreerealty.com; however, the information located on or accessible from, our website is not, and should not be deemed to be, part of this prospectus, any accompanying prospectus supplement or any free writing prospectus or incorporated by reference into any other filing that we submit to the SEC.

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EXPERTS

The audited consolidated financial statements, schedule and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the validity of any shares of common stock or preferred stock offered by means of this prospectus and certain other legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Honigman Miller Schwartz and Cohn LLP, Detroit, Michigan.

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$400,000,000

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES
BAIRD
CITIGROUP
JEFFERIES
STIFEL
SUNTRUST ROBINSON HUMPHREY
WELLS FARGO SECURITIES
CAPITAL ONE SECURITIES

March 30, 2020